Exhibit 4

AMERICAN ELECTRIC POWER SYSTEM
RETIREMENT SAVINGS PLAN

As Amended Effective January 1, 2009
By Restatement Dated December __, 2009

Plan Adopted August 25, 1977

Named Fiduciary and                                                                                                            American Electric Power
     Plan Administrator:                                                                                                           Service Corporation
                                                                     1 Riverside Plaza
                                                                     Columbus, Ohio  43215

Trustee:                                                                                                                                 JPMorgan Chase Bank, NA

CONTENTS

AMERICAN ELECTRIC POWER SYSTEM RETIREMENT SAVINGS PLAN

Page

ARTICLE 1	Purpose and Effective Date	1

ARTICLE 2	Definitions	2

ARTICLE 3	Eligibility and Participation	20

ARTICLE 4	Contributions by Participants	21

ARTICLE 5	Contributions by Employers	31

ARTICLE 6	Investment of Contributions	41

ARTICLE 7	Valuation and Allocation	42

ARTICLE 8	Vesting and Forfeitures	43

ARTICLE 9	Withdrawals and Distributions	44

ARTICLE 10	Qualified Domestic Relations Orders	60

ARTICLE 11	Termination of Employment and Temporary Absences	61

ARTICLE 12	Beneficiaries	62

ARTICLE 13	Trust Fund and Expenses	64

ARTICLE 14	Administration	65

ARTICLE 15	Data Relating to Eligibility and Benefits	68

Page

ARTICLE 16	General Provisions	69

ARTICLE 17	Associated Companies	72

ARTICLE 18	Amendment and Termination	76

ARTICLE 19 Special Provisions Relating to Employees Transferring from or to Ohio Valley Electric Corporation	77

ARTICLE 20 Special Provisions Relating to the Transfer of Assets From the Columbus and Southern Ohio Electric Company Employee's Thrift Plan	79

ARTICLE 21	Participant Loans	81

ARTICLE 22	Employee Stock Ownership Plan	85

Appendix A	Retirement Plan Contributions	86

Execution

ARTICLE 1.  PURPOSE AND EFFECTIVE DATE

Section 1.1                      The purpose of the American Electric Power System Retirement Savings Plan is to establish a convenient way for employees of the Companies of the American Electric Power System to supplement their retirement income by saving on a regular and long-term basis and to acquire shares of common stock of American Electric Power Company, Inc.

Section 1.2                      The effective date of the Savings Plan is January 1, 1978 and the effective date of this amended and restated plan is January 1, 2009, except as otherwise stated.

Section 1.3                      As of December 11, 2002, the Boards of Directors of American Electric Power Service Corporation and Central and South West Corporation approved the merger of the Central and South West Corporation Retirement Savings Plan (the “CSW Savings Plan”) with and into this Savings Plan effective at 11:59 p.m. on December 31, 2002.

Section 1.4                      This document is intended to supersede and replace the Amendment and Restatement of the Plan that was signed on behalf of the Company on December 31, 2009, generally to take effect January 1, 2009 (the “2009 Restatement”).  This document incorporates the amendments and clarifications made to the Plan in connection with the Amendment to the Plan (signed September 9, 2009) and further amends the Plan effective January 1, 2009 or such other date as stated herein to bring the Plan into compliance with the Pension Protection Act of 2006 (PPA ’06), Pub. L. 109-280; the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART); the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), Pub. L. 110-458; and other guidance in effect as of such date.

ARTICLE 2.  DEFINITIONS

Section 2.1                      Whenever the terms set forth in this Article are used in the Savings Plan they shall have the meaning specified, unless the context clearly requires a different meaning.  Certain terms that appear in only one Article are defined in that Article.  Unless the context clearly requires otherwise, a singular term includes a plural term, and a plural term includes a singular term, and use of the masculine, feminine or neuter gender shall be construed to include the masculine, feminine and neuter genders.

Section 2.2                      “Account” means, with respect to any Participant, the Participant's (i) Before-Tax Contributions Account; (ii) After-Tax Contributions Account; (iii) Retirement Plan Contributions Account; (iv) Rollover Contributions Account; (v) Employer Contributions Account (which, effective commencing January 1, 2009, is renamed the Pre-2009 Employer Contributions Account); (vi) CSP Before-Tax Contributions Account; (vii) CSP After-Tax Contributions Account; (viii) CSP Employer Contributions Account; (ix) CSW ESOP Account; (x) Catch-Up Contributions Account; (xi) After-Tax Rollover Account; (xii) effective beginning July 1, 2006, Roth 401(k) Contributions Account; (xiii) effective beginning July 1, 2006, Roth 401(k) Catch-Up Contributions Account; (xiv) effective beginning July 1, 2006, Roth 401(k) Contributions Rollover Account; and (xv) effective beginning January 1, 2009, Post-2008 Matching Contributions Account.

Section 2.3                      “Active Participant” means a Participant who has not incurred a Termination of Employment.

Section 2.4                      “AEP” means American Electric Power Company, Inc.

Section 2.5                      “AEP Stock” means shares of common stock of AEP.

Section 2.6                      “AEP Stock Fund” means the Fund described in Article 22.

Section 2.7                      “After-Tax Contributions” means such contributions by a Participant pursuant to Article 4 other than Before-Tax Contributions.

Section 2.8                      “After-Tax Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to the Participant's After-Tax Contributions and any related Investment Income.

Section 2.9                      “After-Tax Rollover Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to the Participant's direct rollover into the Plan of after-tax employee contributions pursuant to Section 4.12(a)(i) and any related Investment Income.

Section 2.10                      “Aggregate Limit” shall mean the sum of (a) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees for that Plan Year, and (b) the lesser of 200 percent or 2 plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in (a), above, and

“greater” is substituted for “lesser” after “2 plus the” in (b) if it would result in a larger Aggregate Limit.

Section 2.11                      “Alternate Payee” means the Spouse, former Spouse, child, or other dependent of a Participant assigned an interest in the Participant's Account pursuant to the terms of a Qualified Domestic Relations Order.

Section 2.12                      “Applicable Default Investment” means such default investment option as may be designated under the trust agreement established for purposes of the Plan and intended to satisfy the requirements of Section 404(c)(5)(A) of the Employee Retirement Income Security Act, as amended.

Section 2.13                      “Associated Companies” means all of the Employers identified as Associated Companies in accordance with Article 17.

Section 2.14                      “Average Contribution Percentage” or “ACP” means the average of the Contribution Percentages of the Eligible Participants in a group.  For this purpose, “Contribution Percentage” means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.  “Contribution Percentage Amounts” means the sum of the After-Tax Contributions and, except as otherwise specified in Section 4.9 (in connection with the Company’s intent that this Plan include a “qualified automatic contribution arrangement” for each Plan Year commencing on or after January 1, 2009 matching Employer Contributions (to the extent not taken into account for purposes of the ADP test described in Section 4.8(a)) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include matching Employer Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Before-Tax Contributions, or Excess Aggregate Contributions. Except to the extent inconsistent with the Company’s intent that this Plan include a “qualified automatic contribution arrangement” for each Plan Year commencing on or after January 1, 2009, the Company may elect to use Before-Tax Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Before-Tax Contributions are used in the ACP test and continues to be met following the exclusion of those Before Tax Contributions that are used to meet the ACP test.

Section 2.15                      “Average Deferral Percentage” or “ADP” means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Before-Tax Contributions [including, for this purpose, any such Before-Tax Contributions designated as Excess Elective Deferrals by a Highly Compensated Employee, but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Before-Tax Contributions made under the plan or plans of a Controlled Group Member, and (b) Before-Tax Contributions that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these Before-Tax Contributions)] actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year.  For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made. For purposes of this Section, effective beginning July 1, 2006, references to a Participant’s Before-Tax Contributions shall be considered to also include such Participant’s Roth 401(k) Contributions.

Section 2.16                      “Before-Tax Contributions” means such contributions made by the Employer as elected by a Participant as provided in Article 4 that are intended to meet the requirements of a qualified cash or deferred arrangement, as provided in Code Section 401(k).  Before-Tax Contributions include Catch-up Contributions, although Catch-up Contributions constitute a separate portion of the Trust Fund known as the Catch-up Contributions Account.

Section 2.17                      “Before-Tax Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to an Employer's Before-Tax Contributions made on behalf of a Participant and any related Investment Income.

Section 2.18                      “Before-Tax Contribution Agreement” means an agreement between a Participant and the Participant's Employer that is described in Article 4.

Section 2.19                      “Beneficiary” means the person designated in accordance with the provisions of Article 12, to receive the distribution of death benefits provided for in Article 9.

Section 2.20                      “Break in Service” means in the case of an Employee for whom an Employment Termination Date has occurred, the 12 consecutive month period beginning with the Employee's Employment Termination Date and each annual anniversary thereof until the Employee’s Reemployment Commencement Date, if any.

Section 2.21                      “Catch-Up Contributions” means contributions made to the Plan in accordance with Section 4.13.

Section 2.22                       “Catch-Up Contributions Account” means that portion of the Trust Fund which, with respect to any Participant, is attributable to an Employer's Before-Tax Contributions made on behalf of a Participant to the extent designated by the Participant as Catch-Up Contributions (even if not technically qualifying as Catch-Up Contributions) and any related Investment Income.

Section 2.23                      “Code” means the Internal Revenue Code of 1986, as amended.

Section 2.24                      “Company” means American Electric Power Service Corporation.

Section 2.25                      “Compensation,” for purposes of Article 5, means wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) actually paid by an Employer to an Employee during a Plan Year but determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or services performed.  For purposes of satisfying the discrimination tests of Sections 401(k) and 401(m) of the Code, as referenced in Sections 4.8 and 4.9 of this Plan, and the contribution limitation contained in Section 5.3 (for Limitation Years beginning after December 31, 1997) and the top-heavy requirements contained in Section 5.4, the term Compensation shall also include elective contributions made by the Employer on behalf of its Employees during a Plan Year that are not included in the Employee's gross income under Section 125 or, effective beginning January 1, 2001, Section 132(f)(4) of the Code, or that are elective deferrals as defined in Section 402(g)(3) of the Code.

Provided, however, that effective January 1, 2011, the preceding paragraph is disregarded, and “Compensation,” for purposes of Article 5 means, with respect to each Participant, wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.  For purposes of satisfying the discrimination tests of Sections 401(k) and 401(m) of the Code, as referenced in Sections 4.8 and 4.9 of this Plan, and the contribution limitation contained in Section 5.3 and the top-heavy requirements contained in Section 5.4, the term Compensation shall also include elective contributions made by the Employer on behalf of its Employees during a Plan Year that are not included in the Employee’s gross income under Section 125 or Section 132(f)(4) of the Code, or that are elective deferrals as defined in Section 402(g)(3) of the Code.

For Plan Years beginning after December 31, 1993 and prior to January 1, 2002, the annual compensation of each Participant taken into account for determining all benefits provided under the Savings Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.  For Plan Years beginning on or after January 1, 2002, the annual compensation of each Employee taken into account for determining all benefits provided under the Savings Plan for any Plan Year shall not exceed $200,000.  Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan.  The $200,000 limit on annual compensation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. If the determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

Effective for Limitation Years beginning on or after July 1, 2007, the definition of Compensation for purposes of Sections 5.3 and 5.4, shall be adjusted, as set forth in this paragraph for the following types of compensation paid after a Participant's severance from employment. However, amounts described in (a) below may only be included in Compensation to the extent such amounts are paid by the later of 2-1/2 months after severance from employment or the end of the Limitation Year that includes the date of such severance from employment. Any other payment of Compensation paid after severance of employment that is not described in the following types of compensation is not considered

Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(a)	Compensation shall include the following types of pay after severance of employment:

(1)	The payment is regular pay that both

(A)
is regular compensation for services during the Employee's regular working hours, or compensation for services outside the participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(B)	would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Controlled Group; or

(2)	The payment is for unused accrued bona fide sick, vacation, or other leave (but only if the Employee would have been able to use the leave if employment had continued);

(b)
Compensation shall include amounts that otherwise would be excluded as “severance amounts” if such amounts are paid: (i) to an individual who does not currently perform services for the Employer because of qualified military service (as defined in Code Section 414(u)(1)) to the extent those amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or (ii) to a Participant who is permanently and totally disabled [as defined in Code Section 22(e)(3)]; and

(c)
Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Effective beginning January 1, 2009, to the extent not already provided by other terms of the Plan:  (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment (rather than an Employee who has incurred a severance from employment); and (ii) the differential wage payment shall be treated as Compensation for Plan purposes, including Code Section 415 and any other Code section that references the definition of compensation under Code Section 415.

Section 2.26                      “Contribution Percentage” means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

Section 2.27                      “Contribution Percentage Amounts” shall mean the sum of the After-Tax Contributions, matching Employer Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include matching Employer Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Before-Tax Contributions, or Excess Aggregate Contributions. The Company may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

Section 2.28                      “Contributions” means, as the context may require, Employee Contributions and Employer Contributions.

Section 2.29                      “Controlled Group” means AEP and any and all other corporations, trades and/or businesses the employees of which, together with the Employees of the Company, are required by Section 414(b), (c), (m) or (o) of the Code to be treated as if they were employed by a single employer.

Section 2.30                      “Controlled Group Member” means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during the period as it is or was a member of the Controlled Group.

Section 2.31                      “CSP After-Tax Contributions” means contributions by a Participant as provided in Article 20.

Section 2.32                      “CSP After-Tax Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributed to the Participant's CSP After-Tax Contributions and any related Investment Income.

Section 2.33                      CSP Before-Tax Contributions” means contributions by a Participant as provided in Article 20.

Section 2.34                      “CSP Before-Tax Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributed to the Participant's CSP Before-Tax Contributions and any related Investment Income.

Section 2.35                      “CSP Employer Contributions” means contributions by an Employer pursuant to Article 20.

Section 2.36                      “CSP Employer Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to any Employer Contributions made on the Participant's behalf pursuant to Article 20 and any related Investment Income.

Section 2.37                      “CSW ESOP Account” means the portion of a Participant’s benefit under the Central and South West Corporation Employees’ Stock Ownership Plan (previously terminated with the approval of the Board of Directors of Central and South West Corporation) that the Participant elected to have transferred to the CSW Savings Plan.

Section 2.38                       “CSW Savings Plan” means the Central and South West Corporation Retirement Savings Plan.  The CSW Savings Plan was merged with and into this Plan effective after the close of business on December 31, 2002.

Section 2.39                      “Designated Roth Contributions” are employer contributions made on behalf of a Participant pursuant to an election under a qualified Roth contribution program described in Section 402A of the Code.

Section 2.40                      “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 2.41                      “Disabled” means a Participant's inability to work at any gainful occupation for which the Participant may be able, or may reasonably become qualified by education, training or experience to perform; provided, however, that any Grandfathered CSW Savings Plan Participant shall be considered Disabled if he has incurred a disability within the meaning of any long term disability plan maintained by a Controlled Group Member in which the Participant is eligible to participate and the Participant is eligible to receive such disability plan benefits or would be eligible to receive such disability plan benefits if he had been a participant in such disability plan.

Section 2.42                      “Distributee” means an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is an Alternate Payee are Distributees with regard to the interest of the Spouse or former Spouse. Effective for Plan Years beginning on or after January 1, 2007, a Beneficiary who is a designated beneficiary (as defined in Section 401(a)(9)(E) of the Code) and who is not an Employee’s or former Employee’s surviving Spouse (a “Nonspouse Designated Beneficiary”) also may be considered a Distributee.

Section 2.43                      “Earnings” means an Employee's regular straight time pay, or base wage or salary paid by the Employee's Employer including: any base wage or salary lump sum payment made as part of the Employer's regular compensation program that may be paid in lieu of or in addition to a base wage or salary increase, Before-Tax Contributions, base wage or salary reductions pursuant to Sections 125 and 132(f) of the Code, sick pay and salary continuation, overtime pay, shift and Sunday premium payments, safety focus payouts and annual incentive plan compensation; and excluding compensation such as, but not limited to: project bonuses, retention bonuses and sign-on bonuses, awards and gift payments, employee referral pay, meal allowance pay, severance pay, and relocation payments. Effective for Plan Years beginning on or after January 1, 2002, the annual Earnings of each Employee taken into account for determining all benefits provided under the Savings Plan for any Plan Year shall not exceed $200,000.  Annual Earnings means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan.  The $200,000 limit shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

Provided, however, that effective January 1, 2011, the preceding paragraph is disregarded, and “Earnings” means an Employee’s regular straight time pay, or base wage or salary paid by the Employee’s Employer including: any base wage or salary lump sum payment made as part of the Employer’s regular compensation program that may be paid in lieu of or in addition to a base wage or salary increase, Before-Tax Contributions, base wage or salary reductions pursuant to Sections 125 and 132(f) of the Code, sick pay and salary continuation, overtime pay, shift and Sunday premium payments, safety focus payouts and annual incentive plan compensation; and excluding compensation such as, but not limited to: project bonuses, retention bonuses and sign-on bonuses, awards and gift payments, employee referral pay, meal allowance pay, severance pay, relocation payments, performance unit awards and other long-term incentive compensation, and deferrals under a nonqualified deferred compensation plan.  Effective for Plan Years beginning on or after January 1, 2002, the annual Earnings of each Employee taken into account for determining all benefits provided under the Savings Plan for any Plan Year shall not exceed $200,000.  Annual Earnings means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan.  The $200,000 limit shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

Effective for Limitation Years beginning on or after July 1, 2007, in determining the amount or allocation of any contribution that is based on Earnings, only Earnings paid to a Participant for services rendered to the Employer while employed as an Eligible Employee shall be taken into account.  Further, notwithstanding anything to the contrary herein, Earnings paid after severance from employment shall be excluded from Compensation.  For purposes of this Section, an Employee has a “severance from employment” when the Employee ceases to be an employee of the employer maintaining the Plan, and an Employee does not have a “severance from employment” if, in connection with a change of employment, the individual’s new employer maintains such Plan with respect to the individual. The determination of whether an Employee ceases to be an employee of the employer maintaining the Plan shall be determined by the Plan Administrator based on all of the relevant facts and circumstances.

Earnings shall not include any amount that is not considered Compensation, as defined for purposes of Section 5.3 (describing maximum permissible annual addition).

Section 2.44                      “Eligible Employee” means an Employee who has satisfied the requirements of Sections 3.1 or 3.2 and who is a not an Excluded Employee. An Employee will not fail to be considered an Eligible Employee merely because (i) he or she fails to make any contributions under this Plan, (ii) his or her right to make Before-Tax, After-Tax or, effective beginning July 1, 2006, Roth 401(k) Contributions or to share in Employer Contributions has been suspended because of an election (other than certain one-time elections) not to participate, or (iii) the Employee is prevented from receiving additional Annual Additions under this Plan because of the requirements of Section 415(c).

Section 2.45                      “Eligible Highly Compensated Employee” means an Eligible Employee who is a Highly Compensated Employee.

Section 2.46                      “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code and, effective for distributions made after December 31, 2007, a Roth IRA described in Section 408A of the Code (except that for taxable years beginning before January 1, 2010, an individual can not make a qualified rollover contribution from this Plan if, for the year the Eligible Rollover Distribution is made, he or she has modified adjusted gross income exceeding $100,000 or is married and files a separate return), that accepts the Distributee’s Eligible Rollover Distribution.  Effective for Plan Years beginning on or after January 1, 2002, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. While this definition of Eligible Retirement Plan shall also apply in the case of a Distributee who is a surviving Spouse or a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relation Order, effective for Plan Years beginning on or after January 1, 2010, with respect to a Distributee who is a Nonspouse Beneficiary, the term “Eligible Retirement Plan” shall be limited to a an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code established for the purposes of receiving the distribution on behalf of an individual who is a Nonspouse Beneficiary.

Section 2.47                      “Eligible Rollover Distribution” means any distribution of all or any portion of the Participant's Account, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (ii) distributions to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);  (iv) any distribution which is made by reason of the hardship of the Distributee; and (v) any other distribution that is reasonably expected to total less than $200 during a year.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section 2.48                      “Employee” means any person, including an officer, (i) who is rendering services to an Employer for which the Employee is receiving from the Employer wages, as defined in Section 3121(a) but determined without regard to the dollar limitations in Section 3121(a)(1) of the Code (relating to remuneration subject to social security taxes) or the corresponding provisions of any successor legislation, or (ii) who is on sick leave under an Employer's sick leave plan, or (iii) who is a Leased Employee, but the term “Employee” shall not include a director of an Employer who receives compensation only as a member of the Board of Directors of such Employer, nor any person who receives for rendering a service a retainer or fee under contract.

Section 2.49                      “Employee Contributions” means, as the context may require, any one or more of (i) After-Tax Contributions, (ii) Before-Tax Contributions (iii) Retirement Plan Contributions, (iv) Rollover Contributions, (v) CSP After-Tax Contributions, (vi) CSP Before-Tax Contributions, and (vii) Catch-Up Contributions.

Section 2.50                      “Employer” means any of the Associated Companies referred to in Article 17.

Section 2.51                      “Employer Contributions” means contributions by an Employer pursuant to Article 5, including Pre-2009 Employer Contributions and Post-2008 Matching Contributions.

Section 2.52                      “Employer Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to any Employer Contributions and any related Investment Income, and to any CSP Employer Contributions made on the Participant's behalf and any related Investment Income. Effective commencing January 1, 2009, the Employer Contribution Account is renamed the Pre-2009 Employer Contributions Account and no additional Employer Contributions shall be credited thereto; provided, however, effective beginning January 1, 2009, such Employer Contributions shall instead be credited to the Post-2008 Matching Contributions Account as described in Article V.

Section 2.53                      “Employer Securities” means shares of AEP Stock that meet the requirements of Section 409(l) of the Code.  For purposes of the Plan, as the context requires, the term “Employer Securities” also refers to and includes AEP Stock.

Section 2.54                      “Employers” means all of the Associated Companies referred to in Article 17, considered collectively.

Section 2.55                      “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for an Employer.

Section 2.56                      “Employment Termination Date” means, for the purposes of determining when an Employee has either completed a Year of Service or incurred a Break in Service, the day of the month in which the first of the following occurs; (i) the date on which the Employee quits, retires, dies or is discharged, or (ii) the first anniversary of the Employee's first date of absence for leave of absence or layoff, or (iii) two years from the date the Employee is first absent from employment because of (A) the pregnancy of such Employee or such Employee's Spouse, (B) the birth of the Employee's child, or the adoption of a child by such Employee, or (C) the care of such Employee's child immediately after its birth or adoption as the case may be.

Section 2.57                      “Equitable Resources Savings Plan” means the Equitable Resources, Inc. Employee Savings Plan, which transferred account balances to the Savings Plan in connection with the acquisition as of December 1, 1998, of Louisiana Intrastate Gas Company L.L.C., LIG Liquids Company L.L.C., and Jefferson Island Storage & Hub L.L.C. All before-tax contributions so transferred shall be treated as Before-Tax Contributions for purposes of this Plan. Amounts (other than those attributable to before-tax contributions) attributable to the amounts transferred from the Equitable Resources Savings Plan to this Plan shall be treated as if they were attributable to Employer Contributions for purposes of this Plan.

Section 2.58                      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.59                      “ESOP Component” means the portion of the Participants’ Accounts invested in the AEP Stock Fund.  These amounts are designated as, and are intended to constitute, an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

Section 2.60                      “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:

(a)
The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(b)
The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Before-Tax Contributions with respect to such Plan Year.

Section 2.61                      “Excess Before-Tax Contributions” means, with respect to any Plan Year, the excess of:

(a)	The aggregate amount of Before-Tax Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b)
The maximum amount of such Before-Tax Contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

Effective for Plan Years ending after July 1, 2006, if a Highly Compensated Employee has made both Before-Tax Contributions and Roth 401(k) Contributions for the year, any excess amount shall be deemed to consist of the Roth 401(k) Contributions first, and then such Before-Tax Contributions.

Section 2.62                      “Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code (and, effective commencing July 1, 2006, those Designated Roth Contributions) to the extent such Participant's Elective Deferrals (or, effective commencing July 1, 2006, such Participant’s aggregate amounts) for a taxable year exceed the dollar limitation under Section 402(g) of the Code. Elective Deferrals (and, effective commencing July 1, 2006, Designated Roth Contributions) shall be treated as Annual Additions under the Plan for purposes of the limitations imposed under Section 415 of the Code, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year. For this purpose, with respect to any taxable year, a Participant's “Elective Deferrals” is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash-or-deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, any SIMPLE IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. For this purpose, with respect to any taxable year, a Participant's Designated Roth Contributions shall be the sum of all employer contributions made on behalf of such Participant for such taxable year pursuant to an election under a qualified Roth contribution program described in Section 402A of the Code. Elective Deferrals (and, effective commencing July 1, 2006, Designated Roth Contributions) shall not include any deferrals or contributions properly distributed as excess Annual Additions in accordance with Section 415 of the Code.

Section 2.63                      “Excluded Employee” means an Employee (a) who is covered by the National Bituminous Coal Wage Agreement (or by any successor agreement between the United Mine Workers of America and the Bituminous Coal Operators Association) or (b) who is covered by any other collective bargaining agreement and the Employer and the union have agreed that members of the collective bargaining unit are not to be covered by the Savings Plan or (c) who is a Leased Employee or (d) who is a member of the affiliated craft unions belonging to the Building and Construction Trades Department (AFL-CIO) and the

International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

Section 2.64                      “Fund or Funds” means the options that may be made available, from time to time, for the investment of Plan assets held in the Trust Fund, including the AEP Stock Fund.

Section 2.65                      “Grandfathered CSW Savings Plan Participant” means a Participant who had been a participant in the CSW Savings Plan and who first became a Participant in this Savings Plan as a result of the merger of the CSW Savings Plan into this Plan effective at 11:59 p.m. on December 31, 2002.

Section 2.66                      “Highly Compensated Employee” means any Employee who:

(a)	was a 5-percent owner at any time during the current Plan Year or the preceding Plan Year, or

(b)
for the preceding Plan Year both (i) had Compensation from the Employer in excess of $80,000 and (ii) was in the Top-Paid Group. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose,

(c)	an Employee will be considered a 5-percent owner if at any time during the year such Employee was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer,

(d)
an Employee is in the “Top-Paid Group” for a Plan Year if such Employee is in the group consisting of the top 20 percent of the Controlled Group’s Employees when ranked on the basis of Compensation paid during such year, and

(e)	the term “Compensation has the meaning given such term by Section 415(c)(3) of the Code.

An Eligible Employee will be considered a “Highly Compensated Participant” for a particular Plan Year if he or she is an Eligible Employee who meets the definition of a Highly Compensated Employee in effect for that Plan Year.

Section 2.67                      “Hour of Service” means each hour, in any applicable Service Computation Period, (i) for which an Employee is directly or indirectly paid, or entitled to payment, by the Employee's Employer either for the performance of duties or for reasons other than for the performance of duties (such as holidays, vacation, sickness or disability) or

(ii) for which back pay for an Employee, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer.

Section 2.68                      “Investment Income” means, with respect to any Contributions, the earnings, gains and losses derived from the investment of such Contributions.

Section 2.69                      “Layoff” means an Employee's absence from employment in accordance with a notice of layoff from the Employee's Employer during which absence the Employee has reemployment rights.  An involuntary Termination of Employment or a discharge for cause is not a Layoff.

Section 2.70                      “Leased Employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are under the Employer’s primary direction or control (provided that for Plan Years ending on or before December 31, 1996, this last requirement instead was that such services be of a type historically performed by Employees in the business field of the Employer).  Contributions or benefits provided a Leased Employee by the leasing organization that are attributable to services performed for the Employer shall be treated as provided by the Employer.

A Leased Employee shall not be considered an Employee of the Employer if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated work force.

Section 2.71                      “Leave of Absence” means an Employee's absence from employment without pay, with the consent of the Employee's Employer, under the Employer's standard personnel practices, for any authorized reason.

Section 2.72                      “Limitation Year” means the calendar year.

Section 2.73                      “Military Leave Catch-Up Period” means the lesser of (a) 5 years; or (b) three times the period of the Qualified Military Service from which the Reemployed Participant has then returned.

Section 2.74                      “Military Service” means service in the uniformed services of the United States of America with respect to which an Employee has reemployment rights under applicable law or regulations.  Effective beginning December 12, 1994, such term shall mean Qualified Military Service, as defined in Code Section 414(u)(5), such that the applicable law or regulations shall be those promulgated under chapter 43 of title 38 of the United States

Code as in effect on December 12, 1994, without regard to any subsequent amendment, or as otherwise provided by Code Section 414(u).

Section 2.75                      “Non-ESOP Component” shall mean the portion of the Participants’ Accounts not invested in the AEP Stock Fund.

Section 2.76                      “Non-highly Compensated Employee” means any Employee who is not a Highly Compensated Employee. An Eligible Employee will be considered a  “Non-highly Compensated Participant” for a particular Plan Year if he or she is an Eligible Employee who does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

Section 2.77                      “Normal Retirement Date” means the first day of the calendar month in which falls the Participant's 65th birthday (if the Participant’s birthday occurs on or before the 15th day of that month) or the first day of the calendar month immediately following the Participant’s 65th birthday (if the Participant’s birthday occurs after the 15th day of the month).

Section 2.78                      “Participant” means any Eligible Employee who becomes a Participant as provided in Section 3.3.

Section 2.79                      “Plan Administrator” means the Company.

Section 2.80                      “Plan Year” means the calendar year.  The initial Plan Year under the Plan was 1978.

Section 2.81                      “Qualified Domestic Relations Order” means a judgment, decree, or order which (i) relates to the provision of child support, alimony payments, or marital property rights of a Spouse, former Spouse, child, or other dependent of a Participant, (ii) is made pursuant to a state domestic relations law, (iii) creates or recognizes a right in such person to receive all or a portion of the benefits payable to a Participant under the Savings Plan, and (iv) clearly states:  (a) the name and last known mailing address of the Participant and each person in whom rights are created or recognized, (b) the amount or percentage of the Participant's benefit to be paid by the Savings Plan to each such person, or the method in which the amount or percentage is to be determined, and (c) the number of payments or period to which the order applies; provided, however, that except to the extent allowed by applicable statute or regulations, no judgment, decree, or order shall be a Qualified Domestic Relations Order if it (i) requires the Savings Plan to provide any type or form of benefit or option not otherwise provided under the Savings Plan, (ii) requires the Savings Plan to provide increased benefits, or (iii) requires the payment of benefits to any person which are required to be paid to another person pursuant to an earlier Qualified Domestic Relations Order.  Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements of a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (A) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (B) solely because of the time at which the order is issued, including issuance an annuity starting date or after the

Participant’s death.  Such a domestic relations order is subject to the same requirements and protections that apply to Qualified Domestic Relations Orders.

Section 2.82                      “Recordkeeper” means Fidelity Management Trust Company as provided in the Trust Agreement between Fidelity Management Trust Company and the Company; provided that effective beginning July 1, 2006, the Recordkeeper shall be JPMorgan Retirement Plan Services, LLC, or such other company as may be engaged from time to time to provide recordkeeping services with respect to the Savings Plan.  Except as specified in the terms of any agreement entered into with any such company (a “Recordkeeping Services Agreement”), the terms of this Savings Plan shall not modify any of the duties or responsibilities assumed by any such company with respect to the Savings Plan.

Section 2.83                      “Reemployment Commencement Date” means, in the case of an Employee who has terminated employment and is subsequently reemployed, the date (after the Employee's Termination of Employment) on which the Employee first performs an Hour of Service or, if the Employee is engaged in the Maritime Industry, a Day of Service for an Employer.

Section 2.84                      “Reemployed Participant” means a former Eligible Employee (i) who was a Participant, (ii) who has terminated employment with an Employer or has become an Excluded Employee, and (iii) who is subsequently reemployed (or employed) by any Employer as an Eligible Employee.

Section 2.85                      “Retired Participant” means a Participant whose Termination of Employment qualifies as a retirement under the terms of the American Electric Power System Retirement Plan as amended, and, effective commencing March 27, 2006, whose Termination of Employment occurs after the Participant had attained age 55 with at least 10 Years of Service; provided, however, that effective beginning January 1, 2007, a “Retired Participant” shall mean a Participant who has incurred a Termination of Employment and who is eligible for retiree medical benefits under the American Electric Power System Comprehensive Medical Plan (or any successor plan maintained by the Employer).

Section 2.86                      “Retirement Plan” means the American Electric Power System Retirement Plan, as amended from time to time.

Section 2.87                      “Retirement Plan Contributions” means the amounts described in Appendix A.

Section 2.88                      “Retirement Plan Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to the Participant's Retirement Plan Contributions and any related Investment Income.

Section 2.89                      “Retirement Savings Plan Appeals Committee” means the Employee Benefits Trust Committee as designated by the Company; provided, however, that effective beginning May 26, 2004, the Retirement Savings Plan Appeal Committee shall be designated by the officer of the Company in charge of Human Resources.

Section 2.90                      “Rollover Contribution” means a Participant’s or an Employee’s transfer to the Trust Fund of an Eligible Rollover Distribution pursuant to Section 4.11.

Section 2.91                      “Rollover Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, or Employee, is attributable to pre-tax Rollover Contributions made by the Participant or Employee and any related Investment Income.

Section 2.92                      “Roth 401(k) Catch-Up Contribution” means a contribution made to the Plan in accordance with Section 4.13, effective commencing July 1, 2006. See also Section 4.14.

Section 2.93                      “Roth 401(k) Catch-Up Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, to the extent designated by the Participant as Roth 401(k) Catch-Up Contributions made on or after July 1, 2006 (even if not technically qualifying as Roth 401(k) Catch-Up Contributions) and any related Investment Income.

Section 2.94                      “Roth 401(k) Contribution” means an elective contribution that, effective commencing July 1, 2006, is:

(a)
Designated irrevocably by the Participant at the time of the cash-or-deferred election as a Roth 401(k) Contribution that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(b)	Treated by the Employer as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash-or-deferred election.

Unless specifically stated otherwise, Roth 401(k) Contributions will be treated in the same manner as Before-Tax Contributions for all purposes under the Plan.

Section 2.95                      “Roth 401(k) Contributions Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to the Participant's Roth 401(k) Contributions made on or after July 1, 2006, and any related Investment Income.

Section 2.96                      “Roth Accounts” means, collectively, a Participant’s Roth 401(k) Contributions Account, Roth 401(k) Catch-Up Contributions Account and Roth 401(k) Contributions Rollover Account, as applicable.

Section 2.97                      “Roth 401(k) Rollover Contributions” means a Participant’s or an Employee’s transfer to the Trust Fund of an Eligible Rollover Distribution pursuant to Section 4.11, to the extent such are attributable to Designated Roth Contributions.

Section 2.98                      “Roth 401(k) Contributions Rollover Account” means that portion of the Trust Fund that, with respect to any Participant, is attributable to the Participant's rollover into the Plan of Roth 401(k) Rollover Contributions pursuant to Section 4.11 and any related Investment Income.

Section 2.99                      “Savings Plan” or this “Plan” means the American Electric Power System Retirement Savings Plan, as set forth herein or as amended from time to time.

Section 2.100                                “Service Computation Period” means a 12-consecutive-month period beginning with the Participant’s Employment Commencement Date and each succeeding 12-consecutive month period.

The Service Computation Period for an Employee (i) who terminates employment and (ii) who is subsequently reemployed by an Employer shall be determined as follows:

(a)
Where the Employee's Reemployment Commencement Date is within the 12-month period dating from the Employee's Employment Termination Date, the Employee's Reemployment Commencement Date shall be disregarded and Service Computation Period shall be determined as though the Employee had not terminated employment.

(b)
Where the Employee's Reemployment Commencement Date is not within the 12-month period dating from the Employee's Employment Termination Date, the Employee's Service Computation Period shall be determined with the term “Reemployment Commencement Date” substituted for the term “Employment Commencement Date.”

Section 2.101                                “Spouse” means a Participant's husband or wife, and includes a former husband or wife to the extent provided under a Qualified Domestic Relations Order.

Section 2.102                                “Termination of Employment” is defined in Article 11.

Section 2.103                                “Trust Fund” means the aggregate Funds held by the Trustee under the trust agreement or agreements established for the purposes of this Savings Plan.

Section 2.104                                “Trustee” means such person(s) or entity(ies) designated as the Trustee under the trust agreement maintained from time to time in connection with this Savings Plan.

Section 2.105                                “Year of Service” means the 12 consecutive month period beginning with the Employee's Employment Commencement Date (or, in the case of an Employee for whom an Employment Termination Date has occurred and who has incurred a 12-month Break In Service, the Employee's Employment Recommencement Date) and each annual anniversary thereof until the Employee’s Employment Termination Date.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

Section 3.1                      Every Employee who is not an Excluded Employee shall become an Eligible Employee on the Eligible Employee’s Date of Employment.  For purposes of this Article 3, “Date of Employment” shall mean the first day that the Eligible Employee completes an Hour of Service.

Section 3.2                      A Reemployed Participant shall become an Eligible Employee on the Employee’s Reemployment Commencement Date with no waiting period.

Section 3.3                      (a)           An Eligible Employee becomes a Participant at any time by contacting the Recordkeeper and (i) electing, through the Recordkeeper, to make After-Tax Contributions, Before-Tax Contributions, Roth 401(k) Contributions, Catch-Up Contributions or Roth 401(k) Catch-Up Contributions as provided in Article 4, and (ii) making an investment election as provided in Article 6.  An Eligible Employee's election to make After-Tax Contributions, Before-Tax Contributions, Roth 401(k) Contributions, Catch-Up Contributions or Roth 401(k) Catch-Up Contributions authorizes the Employer to make regular payroll deductions of such Contributions.

(b)           An Employee (other than a part-time, temporary, co-op or intern Employee) who first becomes an Eligible Employee on or after July 5, 2006 and each part-time, temporary, co-op or intern Employee who first becomes an Eligible Employee on or after November 24, 2008, shall, unless the Employee directs otherwise, be deemed (i) to have elected to make Before-Tax Contributions of three percent (3%) of Earnings and (ii) to have selected the Applicable Default Investment for the investment of all amounts credited to the Employee’s Account.  The deemed elections described in the immediately preceding sentence shall become effective within a reasonable period of time after the Recordkeeper provides notice to the Employee of the Employee’s right not to have such Before-Tax Contributions made on the Employee’s behalf (or to have such Before-Tax Contributions made at a different percentage) and how the Employee’s Account will be invested in the absence of an investment election by the Employee.

(c)           Effective as of January 1, 2009, each Eligible Employee who, as of November 24, 2008, both (i) is not already subject to the automatic enrollment process set forth in Section 3.3(b), and (ii) has not affirmatively directed that contributions be made or that contributions not be made to the Plan shall be deemed (A) to have elected to make Before-Tax Contributions of three percent (3%) of Earnings and (B) to have selected the Applicable Default Investment for the investment of all amounts credited to the Employee’s Account.  The deemed elections described in the immediately preceding sentence shall become effective commencing as of the first payroll date applicable to such Eligible Employee immediately following January 1, 2009.

ARTICLE 4.  CONTRIBUTIONS BY PARTICIPANTS

Section 4.1                      A Participant may elect to make After-Tax Contributions, as provided in Section 4.2, and Before-Tax Contributions and Roth 401(k) Contributions, both as provided in Section 4.3, subject, however, to any limitations as may apply pursuant to Section 4.4.  After-Tax Contributions, Before-Tax Contributions and Roth 401(k) Contributions are to be made in multiples of one (1) whole percentage of Earnings, not to exceed 30 percent of Earnings (or, 50 percent of Earnings paid on or after June 1, 2007).  If a Participant elects to make a combination or After-Tax Contributions, Before-Tax Contributions and/or Roth 401(k) Contributions, the combined contribution percentages cannot exceed 30 percent of Earnings (or, 50 percent of Earnings paid on or after June 1, 2007).  A Participant who ceases to be an Eligible Employee shall no longer be permitted to contribute to the Savings Plan until the Participant again becomes an Eligible Employee.

Section 4.2                      A Participant may elect to make After-Tax Contributions by instructing the Recordkeeper as to the percent of the Participant's Earnings to be contributed as After-Tax Contributions.  Except as otherwise provided in Sections 4.6 and 4.7, all Participant After-Tax Contributions (i) shall be made by payroll deductions at the end of each payroll period, (ii) shall be based upon the Earnings received during such payroll period, and (iii) shall commence as soon as practicable after the Participant notifies the Recordkeeper as to the After-Tax Contribution percentage.  Participant After-Tax Contributions for each payroll period shall be remitted to the Trustee in cash as soon as practicable.

Section 4.3                      (a)           A Participant may elect to make Before-Tax Contributions by instructing the Recordkeeper as to the percent of the Participant's Earnings to be contributed as Before-Tax Contributions.  The instruction to the Recordkeeper shall be deemed to be a Before-Tax Contribution Agreement in which the Participant agrees to accept a reduction in compensation from the Employer in an amount equal to the amount of the Participant's Before-Tax Contribution election.  In consideration of such Agreement, the Employer shall make Before-Tax Contributions in an amount equal to such reduction in compensation as soon as practicable after the end of each payroll period.

(b)           Effective beginning July 1, 2006, a Participant may elect to make Roth 401(k) Contributions by instructing the Recordkeeper as to the percent of the Participant's Earnings to be contributed as Roth 401(k) Contributions.  The instruction to the Recordkeeper shall be deemed to be an Agreement in which the Participant agrees to accept a reduction in compensation from the Employer in an amount equal to the amount of the Participant's Roth 401(k) Contributions election.  In consideration of such Agreement, the Employer shall make Roth 401(k) Contributions in an amount equal to such reduction in compensation as soon as practicable after the end of each payroll period.

(c)           A Participant is permitted to change prospectively the percentage of Earnings contributed as Before-Tax Contributions in accordance with procedures set by the Plan Administrator.  Effective commencing July 1, 2006, a Participant shall be permitted to provide direction for automatic future prospective changes to the percentage of Earnings contributed as Before-Tax Contributions, subject to limitations otherwise applicable under the Savings Plan.  Unless the Participant directs otherwise, a Participant who is automatically enrolled on or after July 5, 2006, pursuant to Section 3.3(b) shall be deemed to have elected to increase the percentage of his Earnings contributed as Before-Tax Contributions by one (1) percentage point each year thereafter until such Participant is deemed to have elected to contribute six percent (6%) of Earnings as Before-Tax Contributions.

(d)           No Participant shall be permitted to have aggregated Before-Tax Contributions and Roth 401(k) Contributions made under the Savings Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year regardless of the Before-Tax Contribution percentage election and the Roth 401(k) Contributions percentage election made by the Participant.

(e)           A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Company (or as the Company directs) on or before the 15th day of February (or, the 15th day of March, effective with respect to such assignments made on or after January 1, 2006) immediately following such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan, including, if applicable, the portion thereof consisting of Before Tax Contributions and Roth 401(k) Contributions. A participant is deemed to notify the Company of any Excess Elective Deferrals that arise by taking into account only those Before-Tax Contributions and Roth 401(k) Contributions made to this Plan.  To the extent the Participant fails to designate which type of contributions (Before-Tax Contributions or Roth 401(k) Contributions) are to be distributed, the Plan will distribute Roth 401(k) Contributions first.  Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto (determined in accordance with Section 4.10), shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year, and the amount of Excess Elective Deferrals to be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Before-Tax Contributions previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the taxable year.

Section 4.4                      A Participant’s After-Tax Contributions, Roth 401(k) Contributions and Before-Tax Contribution Agreement shall be governed by the following rules:

(a)           The Employer may, at any time, prospectively amend any Before-Tax Contribution Agreement to decrease the Before Tax Contribution percentage elected by such Participant pursuant to Section 4.3 and prospectively amend any Agreement relative to Roth 401(k) Contributions to decrease the Roth 401(k) Contribution percentage elected by such Participant pursuant to Section 4.3 and limit the percentage of Earnings contributed as After-Tax Contributions (including any portion of such Before-Tax Contributions, Roth 401(k) Contributions and After-Tax Contributions that may be allocated as such to the ESOP Component) if:

(i)	The Employer determines that such decrease is necessary or desirable to better assure compliance with the limitations set forth in Section 4.8, or

(ii)	The Employer determines that such decrease is necessary to comply with the limitations set forth in Sections 5.3 or 5.4.

(b)           If a Participant's Before-Tax Contribution Agreement or Roth 401(k) Contribution Agreement is amended as provided in Subsection 4.4(a) or if the Participant's Before-Tax Contributions and Roth 401(k) Contributions will exceed the limitation contained in Section 402(g) of the Code, the appropriate portion of the Participant's Roth 401(k) Contributions, to the extent applicable, and then such Participant’s before-Tax Contributions shall be paid to (or as otherwise directed by) the Participant each payroll period, or, with respect to the Participant’s Before-Tax Contributions, if applicable, be treated as After-Tax Contributions pursuant to an election made by the Participant at the time the Participant elected to make such Before-Tax Contributions.  If a Participant did not make an election, the Participant's excess Before-Tax Contributions shall be paid to the Participant each payroll period. If a Participant's percentage of Earnings contributed as After-Tax Contributions needs to be limited as provided in Subsection 4.4(a), the Participant's After-Tax Contributions in excess of that limit shall be paid to the Participant each payroll period.

(c)           If, pursuant to Section 4.4(a)(i), the Employer determines under Section 4.4(a) to limit the percentage of Earnings contributed as After-Tax Contributions or Roth 401(k) Contributions or amend Before-Tax Contribution Agreements of Participants within the highly-compensated group, all reductions shall be made in increments of 1 percentage point, beginning with the highest contribution percentage existing within the highly-compensated group and affecting all Participants with such percentage, and continuing in serial order until the Employer determines that there is sufficient assurance that the applicable limitations may be met.

Section 4.5                      Except to the extent provided otherwise in Section 4.4, a Participant may change the Participant's rate of After-Tax Contributions or Before-Tax Contributions by giving notice to the Recordkeeper.  Such change shall be implemented as soon as possible.  In the event the Earnings of a Participant change, the Participant's rate of After-Tax Contributions and Before-Tax Contributions then in effect shall be applied to the Participant's changed Earnings without any further action by the Participant.

Section 4.6                      (a)  If a Reemployed Participant who was absent as a result of public service (other than Military Service) returns to active employment and there has not been a Termination of Employment under Section 11.2, the Participant may elect within ninety (90) days after such return to make a lump-sum payment to the Employer equal to the total After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions eligible for matching Employer Contributions which would have been made had there been no such absence.  Such payment shall be made on the basis of the Participant's Earnings and rate of After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions eligible for matching Employer Contributions on the date of the commencement of such absence.  Alternatively, the Participant may make payments of the same amount in installments by payroll deductions from the Participant's Earnings over a period of up to five (5) years.  Any such payments (either lump sum or installments) shall be treated as After-Tax Contributions for the Plan Year in which the payments are made and Employer Contributions shall be made with respect thereto.  The Participant contributions under this section shall be in addition to any Employee Contributions elected under Sections 4.2 or 4.3, but shall be subject to the applicable limitations otherwise set forth in the Plan.

(b)           Notwithstanding any provision of this Plan to the contrary, effective beginning December 12, 1994, contributions, benefits and service credit with respect to Military Service will be provided in a manner that is not inconsistent with the requirements of Section 414(u) of the Code.  If a Reemployed Participant who was absent as a result of Military Service returns to active employment and there has not been a Termination of Employment under Section 11.2, the Participant may elect, within the Military Leave Catch-Up Period, to make a lump-sum payment to the Plan equal to the total After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions which such Participant could have made had there been no such absence.  Such payment shall be made on the basis of the Participant's Earnings and rate of After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions that would have been eligible for contribution to the Plan during the period of Military Service if not for the fact that the Participant had been in Military Service.  Alternatively, the Participant may make payments of the same amount by payroll deductions from the Participant's Earnings during the Military Leave Catch-Up Period.  Any such payments (either lump sum or installments) shall be treated as After-Tax Contributions (except that such payments attributable to Before Tax Contributions or Catch-Up Contributions made through payroll deduction by such a Reemployed Participant shall be treated as Before-Tax Contributions in accordance with Section 414(u) of the Code), and Employer Contributions shall be made with respect thereto in such amount as would have applied had such contributions or payments been made during the period of Military Service and without regard to the limitations under the Code, as described in Section 414(u)(1) of the Code.  The Participant contributions under this section shall be in addition to any Participant contributions elected under Sections 4.2 or 4.3.

Section 4.7                      If a Participant who received Workers' Compensation or Maintenance and Cure Payments and Sick Leave or Salary Continuation under the programs provided by the Employer during an absence due to an occupational illness or injury returns to active employment and there has not been a Termination of Employment under Section 11.2, the Participant may elect within 14 days after such return to make a lump-sum payment to the Employer equal to the total After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions eligible for matching Employer Contributions which would have been made had there been no such absence.  Such payment shall be made on the basis of the Participant's Earnings and rate of After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions eligible for matching Employer Contributions on the date of the commencement of such absence.  Any such payment shall be treated as After-Tax Contributions for the Plan Year in which the payments are made and Employer Contributions shall be made with respect thereto.  The Employee Contributions under this section shall be in addition to any Employee Contributions elected under Sections 4.2 or 4.3.

Section 4.8                      It is the Company’s intent that this SPS Plan include a “qualified automatic contribution arrangement (as defined in Section 401(k)(13) of the Code) for each Plan Year commencing on or after January 1, 2009. Except for any Plan Year commencing on or after January 1, 2009 that this Plan includes a “qualified automatic contribution arrangement” (as defined in Section 401(k)(13) of the Code), Before-Tax Contributions made on behalf of Eligible Highly Compensated Employees for a Plan Year must meet the requirements of Section 401(k) of the Code and the applicable Income Tax Regulations:

(a)           ADP Test. The ADP for a Plan Year for the Highly Compensated Participants for that Plan Year and for the Non-highly Compensated Participants for that Plan Year must satisfy one of the following tests:

(1)	The ADP for a given Plan Year for the Highly Compensated Participants shall not exceed the ADP for that Plan Year for the Non-highly Compensated Participants multiplied by 1.25; or

(2)
The ADP for a given Plan Year for Highly Compensated Participants shall not exceed the ADP for that Plan Year for the Non-highly Compensated Participants multiplied by 2.0, provided that such ADP for the Highly Compensated Participants does not exceed such ADP for the Non-highly Compensated Employees Participants by more than 2 percentage points.

(b)           Special Rules

(1)
The ADP for any Highly Compensated Participant for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by a Controlled Group Member, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code: Effective for Plan Years ending December 31, 2002 and December 31, 2003, the ESOP Component and Non-ESOP Component of the Plan shall meet the requirements stated in this Section 4.8 separately.

(2)
In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.8 shall be applied by determining the ADP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(c)           Once the Company determines that there are Excess Before-Tax Contributions attributable to a particular Plan Year, the Company shall direct that such Excess Before-Tax Contributions be recharacterized or distributed as follows:

(1)
No later than 2 1/2 months after the last day of the Plan Year in which such Excess Before-Tax Contributions arose, the Company may treat some portion or all of the Excess Before-Tax Contributions allocated to Highly Compensated Participants as an amount distributed to the Participant and then contributed by the Participant to the Plan.  Recharacterization is deemed to occur as of the date the last of the affected Highly Compensated Employees is informed in writing of the amount recharacterized and the consequences thereof.  Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized to the extent that such amount in combination with other Employee Contributions made by a given Participant would exceed any stated limit under the Plan on After-Tax Contributions. Recharacterized amounts will be taxable to the Participant for the Participant's taxable year in which the Participant would have received them in cash.

(2)
To the extent not recharacterized in accordance with paragraph (c)(1), the Company shall direct that the balance of the Excess Before-Tax Contributions, plus any income and minus any loss allocable thereto (determined in accordance with Section 4.10), shall be distributed no later than the last day of the Plan Year to Participants to whose Accounts such Excess Before-Tax Contributions were allocated for the immediately preceding Plan Year.

(3)
For purposes of this Section 4.8(c), the amount of Excess Before-Tax Contributions to be distributed or recharacterized with respect to a Participant for a Plan Year shall be reduced by Excess Elective Deferrals previously distributed to the Participant for his taxable year ending with or within the Plan Year.

(d)           For purposes of Section 4.8(c), Excess Before-Tax Contributions shall be considered allocated to the Highly Compensated Employees with the largest amounts of Before-Tax Contributions taken into account in calculating the ADP test for the year in which such Excess Before-Tax Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Before-Tax Contributions and continuing in descending order until all the Excess Before-Tax Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Elective Deferrals.

Section 4.9                      After-Tax Contributions made by Eligible Highly Compensated Employees and, except for any Plan Year commencing on or after January 1, 2009 that this Plan includes a “qualified automatic contribution arrangement” (as defined in Section 401(k)(13) of the Code), Employer Contributions made on behalf of Eligible Highly Compensated Employees for a Plan Year must satisfy the requirements of Section 401(m) of the Code and the applicable Income Tax Regulations:

(a)           ACP Test. The Average Contribution Percentage for Highly Compensated Participants for a Plan Year and for the Non-highly Compensated Participants for that Plan Year must satisfy one of the following tests:

(1)	The ACP for a given Plan Year for the Highly Compensated Participants shall not exceed the ACP for that Plan Year for the Non-highly Compensated Participants multiplied by 1.25; or

(2)
The ACP for a given Plan Year for the Highly Compensated Participants shall not exceed the ACP for that Plan Year for the Non-highly Compensated Participants multiplied by 2, provided that such ACP for the Highly Compensated Participants does not exceed such ACP for the Non-highly Compensated Participants by more than 2 percentage points.

(b)           Multiple Use: Effective for Plan Years ending on before December 31, 2001, if the sum of the ADP and ACP of the Highly Compensated Employees exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced in the manner described in Section 4.9(d) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to satisfy the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the applicable ADP and ACP, respectively, of the Non-highly Compensated Employees.

(c)           Special Rules

(1)
For purposes of this section, the Contribution Percentage for any Highly Compensated Participant and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by any Controlled Group Member, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code: Effective for Plan Years beginning on or after January 1, 2002, the ESOP Component and Non-ESOP Component of the Plan shall meet the requirements stated in this Section 4.9 separately.

(2)
In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ACP of employees as if all such plans were a single plan.

(d)           Excess Aggregate Contributions, plus any income and minus any loss allocable thereto (determined in accordance with Section 4.10), shall be distributed no later than the last day of each Plan Year to the Highly Compensated Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. For this purpose, Excess Aggregate Contributions are considered allocated to the Highly Compensated Participants with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the Excess Aggregate Contributions arose, beginning with the Highly Compensated Participant with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.  The Excess Aggregate Contribution allocated to a particular Highly Compensated Participant hereunder shall be considered attributable first to such Participant’s unmatched After-Tax Contributions, and the balance, if any attributable pro-rata to the Participant’s matched After-Tax Contributions and matching Employer Contributions taken into account in calculating the ACP test for the year in which the Excess Aggregate Contributions arose.

Section 4.10

(a)           The determination of income and loss allocable to a Participant’s Excess Elective Deferrals, Excess Before-Tax Contributions or Excess Aggregate Contributions upon distribution shall be determined as follows: The allocable gain or loss attributable to the Participant's Before-Tax Contributions Account, After-Tax Contributions Account or matching Employer Contributions Account, as appropriate, for the Plan Year in which the excess amounts arose, multiplied by a fraction, the numerator of which is the Participant's excess contributions of that type for the Plan Year being distributed and the denominator of which is equal to the sum of the balance in the appropriate Account at the beginning of the Plan Year plus the total Contributions of that type added to that Account for the Plan Year.

(b)           For Plan Years beginning on or after January 1, 2004 and ending on or before December 31, 2007, income attributable to the period beginning as of the first day of the Plan Year immediately following the Plan Year in which the excess contributions arose through the date the amount of the distribution is determined shall also be allocated to a Participant’s Excess Elective Deferrals, Excess Before-Tax Contributions or Excess Aggregate Contributions, as appropriate, upon distribution.  This “gap period income” shall be equal to 10% of the amount of income, gain and loss allocable to the excess contributions determined under Section 4.10(a), multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  For purposes of calculating the number of calendar months that have elapsed, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a corrective distribution made after the 15th day of a month is treated as made on the last day of that month.

Section 4.11                      A Participant or an Employee who is not an Excluded Employee regardless of whether the Employee has satisfied the participation requirements of Article 3, may transfer to the Trust Fund an Eligible Rollover Distribution in accordance with the provisions of this section. The amounts transferred shall be invested in the Funds in the amounts designated by the Employee or Participant.  The transferred amount shall be fully vested and nonforfeitable and shall be subject to the same withdrawal restrictions that Employee Contributions are subject to.  The Plan Administrator shall develop such procedures, and may require such information from an Employee or Participant desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this section. Notwithstanding anything to the contrary in this Section 4.11, effective commencing January 1, 2007, the Savings Plan will accept a rollover contribution to a Roth 401(k) Contribution Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) and only to the extent the rollover is permitted under the rules of Code §402(c).

(a)	The Savings Plan will accept a direct rollover of an Eligible Rollover Distribution from:

(i)
A qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, provided that the Plan shall separately account for amounts received in a direct rollover, including separately accounting for the portion of such amounts otherwise includible in gross income and the portion which is not so includible,

(ii)	An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, and

(iii)	An eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)	The Savings Plan will accept an Employee or a Participant contribution of an Eligible Rollover Distribution from:

(i)	A qualified plan described in Section 401(a) or 403(a) of the Code,

(ii)	An annuity contract described in Section 403(b) of the Code,

(iii)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or

(iv)
The portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Section 4.12                      A Participant or an Employee who is not an Excluded Employee, regardless of whether the Employee has satisfied the participation requirements of Article 3, may transfer to the Trust Fund the distribution the Participant or Employee is to receive from the American Electric Power System Employee Stock Ownership Plan (“PAYSOP Plan”) due to the termination of the PAYSOP Plan on December 31, 1996.  The PAYSOP Plan funds transferred to the Trust Fund shall be invested in the AEP Stock Fund.  After the transfer is complete, the PAYSOP Plan funds shall be treated as a Rollover Contribution.

Section 4.13                      Effective beginning August 1, 2002, with respect to both the Savings Plan and the CSW Savings Plan, all Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code (see, for example, Sections 4.4 and 5.3). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

Section 4.14                      Roth 401(k) Contributions to be Treated Same as Before-Tax Contributions.  Unless specifically stated otherwise, Roth 401(k) Contributions will be treated in the same manner as Before-Tax Contributions and Roth 401(k) Catch-Up Contributions will be treated in the same manner as Catch-Up Contributions for all purposes under the Plan.

ARTICLE 5.  CONTRIBUTIONS BY EMPLOYERS

Section 5.1                      (a)           Effective for Plan Years ending on or before December 31, 2008, and subject to the limitations contained in Sections 5.3 and 5.4, each Employer shall contribute on behalf of each of its Participants an amount (called a “Pre-2009 Matching Contribution”) equal to 75% of the amount, not in excess of 6% of a Participant’s Earnings, contributed to the Savings Plan by the Employer’s Participants for each pay period, whether as After-Tax Contributions, Before-Tax Contributions, Roth 401(k) Contributions, Catch-Up Contributions, Roth 401(k) Catch-Up Contributions or a combination thereof.

(b)           Effective for Plan Years beginning on or after January 1, 2009, and subject to the limitations contained in Sections 5.3 and 5.4, each Employer shall contribute on behalf of each of its Participants an amount (called a “Post-2008 Matching Contribution”) equal to

(i)
100 percent of the amount, not in excess of 1 percent of a Participant's Earnings, contributed to the Plan by the Employer's Participants, whether as After-Tax Contributions, Before-Tax Contributions, Roth 401(k) Contributions, Catch-Up Contributions, Roth 401(k) Catch-Up Contributions or a combination thereof, plus

(ii)
70 percent of the amount in excess of 1 percent, but not in excess of 6 percent, of such Participant's Earnings, contributed to the Plan by the Employer’s Participants, whether as After-Tax Contributions, Before-Tax Contributions, Roth 401(k) Contributions, Catch-Up Contributions, Roth 401(k) Catch-Up Contributions or a combination thereof.

(c)           No Employer Contributions shall be made with respect to Rollover Contributions.

Section 5.2                      Employer Contributions shall be made to the Trustee in cash as soon as practicable and shall be invested by the Trustee in the Funds selected by the Participant.

Section 5.3                      The maximum amount of Employer Contributions, Before-Tax Contributions and After-Tax Contributions allocated to a Participant's Account shall be determined under the following rules:

(a)           The amount of Annual Additions which may be credited to a Participant’s Account for any Limitation Year will not exceed the Maximum Permissible Amount.  If, based upon estimated Compensation, the allocation of forfeitures (if any) or a reasonable error in determining the amount of a Participant’s elective deferrals under Section 402(g)(3) of the Code, a contribution that would otherwise be allocated to a Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced in the manner described in Section 5.3(b) so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)           As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.  If there is an Excess Amount, the excess will be disposed of as follows:

(i)	Any After-Tax Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned to the Participant;

(ii)
If after the application of paragraph (i) an Excess Amount still exists, any Before-Tax Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant;

(iii)
If after the application of paragraph (ii) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(iv)
If after the application of paragraph (iii) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(v)
If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee Contributions may be made to the Plan for that Limitation Year.

(c)           For purposes of determining whether a Participant has an Excess Amount for a Limitation Year beginning on or after July 1, 2007, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by any Affiliated Company (or a predecessor employer) under which the Participant receives Annual Additions are treated as one defined contribution plan. For this purpose, the plans to be taken into account shall be determined in accordance with the rules set forth in Regulation Section 1.415(f)-1.  If a Participant is covered under another qualified defined contribution plan maintained by a Affiliated Company, Annual Additions which may be credited to the Participant's Account under this Plan and the other Plan for any Limitation Year will be limited in a manner consistent with Section 5.3(b) applied first to the plan of the Affiliated Company last employing that Participant during the Limitation Year.

(d)           Effective for Limitation Years ending on or before December 31, 1999, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year.  To the extent that this limit is exceeded, the Participant’s accrued benefit under the Retirement Plan will be reduced.

(e)           For purposes of this Section 5.3, the following definitions apply:

(i)
“Affiliated Company” means any corporation or unincorporated trade or business under common control with AEP (as determined under Code Sections 414(b) and (c), but substituting “more than 50%” for “at least 80%” each place that it appears in Code Section 1563(a)(1) and in the regulations under Code Section 414(c) [except for purposes of determining whether two or more organizations are a brother-sister group of trades or businesses under common control under the rules in Regulation Section 1.414(c)-2(c)] and any member of an affiliated service group which includes AEP [as determined under Code §414(m)].

(ii)	“Annual Addition” means the sum of the following amounts credited to a Participant's Account for the Limitation Year under this Plan or any of the other arrangements as described:

(A)
Employer contributions under this Plan (i.e., Employer Contributions and Before-Tax Contributions, but not Catch-Up Contributions nor Excess Deferrals that are distributed in accordance with Section 1.402(g)-1(e)(2) or (3) of the Income Tax Regulations) or another qualified plan maintained by an Affiliated Company;

(B)
Employee Contributions under this Plan (i.e., After-Tax Contributions, but not Rollover Contributions nor repayments of loans made to participants from the Plan) or another qualified plan maintained by an Affiliated Company;

(C)	forfeitures under any qualified plan maintained by an Affiliated Company;

(D)	amounts allocated after March 31, 1984, to an individual medical benefit account (as defined in Code §415(l)(2)) which is part of any pension or annuity plan maintained by an Affiliated Company; and

(E)
if the Participant is or, during any preceding Plan Year, was a Key Employee (as determined pursuant to Section 419A(d)(3) of the Code), all amounts attributable to contributions paid or accrued in a calendar year ending after December 31, 1985, which are allocated to a separate account under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Affiliated Company to provide post-retirement medical benefits to that Key Employee.

Notwithstanding the foregoing, Annual Additions shall not include (i) restorative payments, (ii) the direct transfer of a benefit or employee contributions from another qualified plan to this Plan; (iii) repayments of amounts described in Code Section 411(a)(7)(B) [in accordance with Code Section 411(a)(7)(C)] and Code Section 411(a)(3)(D) nor repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), (iv) repayments that would have been described in (iii) except that the Plan does not restrict the timing of repayments to the maximum extent permitted by Code Section 411(a); nor (v) employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B). Restorative payments include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated participants are similarly treated.

(iii)	“Defined Benefit Fraction” is a fraction:

(A)	the numerator of which is the Participant's total Projected Annual Benefit under all Defined Benefit Plans (whether or not terminated) maintained by AEP and all Affiliated Companies; and

(B)	the denominator of which is the lesser of:

(I)
1.25 times the dollar limit determined for the Limitation Year under Code Sections 415(b) and (d) (but, effective for Limitation Years ending on or before December 31, 1999, if the Plan is determined to be a Top-Heavy Plan pursuant to Section 5.4, then, unless the requirements of Section 416(h)(2) of the Code are met with respect to the Plan, “1.0” shall be substituted for “1.25” in this paragraph); or

(II)	1.4 times 100% of the Participant's Compensation during the three consecutive Limitation Years that produce the highest average compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by AEP or an Affiliated Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.  If a Participant's benefit accrued under a Defined Benefit Plan (which existed on July 1, 1982 and which satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1983) exceeds the limit described in Code Section 415(b), the denominator of his Defined Benefit Fraction will be increased to 1.25 times that benefit.

(iv)	“Defined Contribution Dollar Limitation” means $30,000, as adjusted under section 415(d) of the Code.

(v)	“Defined Benefit Plan” means each plan defined in Code §§414(j) and 415(k).

(vi)	“Defined Contribution Fraction” is a fraction:

(A)
the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by AEP or an Affiliated Company for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by AEP or an Affiliated Company, and the Annual Additions attributable to all welfare benefit funds as defined in Code Section 419(e) and individual medical accounts as defined in Code Section 415(l)(2), maintained by AEP or an Affiliated Company); and

(B)
the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with AEP or an Affiliated Company (regardless of whether a Defined Contribution Plan was maintained by AEP or an Affiliated Company).  The Maximum Aggregate Amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.  However, effective for Limitation Years ending on or before December 31, 1999, if the Plan is determined to be a Top-Heavy Plan pursuant to Section 5.4, then, unless the requirements of Section 416(h)(2) of the Code are met with respect to the Plan, “100%” shall be substituted for “125%” in the immediately preceding sentence.

If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by AEP or an Affiliated Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all employee contributions as annual additions.

(vii)
“Defined Contribution Plan” means each plan defined in Code Sections 414(i) and 415(k).  If a Defined Benefit Plan provides for voluntary employee contributions, those contributions will be treated as having been made to a separate Defined Contribution Plan.

(viii)	“Excess Amount” means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(ix)	“Highest Average Compensation” means the average compensation from the Controlled Group for the three consecutive Limitation Years that produces the highest average.

(x)
“Maximum Permissible Amount” means, except to the extent permitted under Section 4.13 and Section 414(v) of the Code, the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year and will not exceed the lesser of:

(A)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(B)	100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Plan Year.

The compensation limit referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition.

(xi)
“Projected Annual Benefit” means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity)

to which the Participant would be entitled under the terms of the plan assuming:

(A)	the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(B)	the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

Section 5.4                      Notwithstanding any provisions in the Savings Plan to the contrary, the following provisions shall become effective in any Plan Year in which the Savings Plan is determined to be a Top-Heavy Plan.

(a)           For purposes of this Section, the following definitions shall apply:

(i)
“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of a Controlled Group Member having Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of any Controlled Group Member, or a 1% owner of any Controlled Group Member having Annual Compensation of more than $150,000. For this purpose, “Annual Compensation” means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)	The Savings Plan shall be a “Top-Heavy Plan” for any Plan Year, if any of the following conditions exists:

(A)	The Top-Heavy Ratio for the Savings Plan exceeds 60%, and the Savings Plan is not part of any Required Aggregation Group or Permissive Aggregation Group,

(B)	The Savings Plan is a part of a Required Aggregation Group (which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group exceeds 60%, or

(C)	The Savings Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Provided, however, effective for Plan Years beginning after December 31, 2007, if the Savings Plan provides only for contributions described in Code

Sections 401(k)(12) and 401(m)(11), the Savings Plan shall not be considered a Top-Heavy Plan; provided, however, if, but for this provision, a defined contribution plan would be treated as a Top-Heavy Plan because it is a member of an Aggregation Group which is a Top-Heavy Group, such contributions under this Plan as described in this paragraph may be taken into account in determining whether any other plan in the group meets the requirements associated with such defined contribution plan being a Top-Heavy Plan.

(iii)
The “Top-Heavy Ratio” for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated defined benefit plan(s) for all Key Employees as of the Determination Date, and the sum of account balances under the aggregated defined contribution plan(s) for all Key Employees as of the Determination Date, and the denominator of which is the sum of the present values of all accrued benefits under the aggregated defined benefit plan(s) for all participants and the sum of the account balances under the aggregated defined contribution plan(s) for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder.

For purposes of this subsection (iii), the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date.  The present value of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(iv)
“Permissive Aggregation Group” means the Required Aggregation Group plus any other plan or plans of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(v)
“Required Aggregation Group” means (A) each qualified plan of the Controlled Group in which at least one Key Employee participates regardless of whether the plan has terminated and (B) any other qualified plan of the

Controlled Group which enables a plan described in (iv) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(vi)	“Determination Date” means the last day of the preceding Plan Year.

(vii)
“Valuation Date” means the date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio, and shall be the same date used with respect to the Retirement Plan for computing plan costs for minimum funding standard purposes.

(viii)	“Present Values” shall be based upon the interest and mortality rate set forth in the Retirement Plan.

(b)           Notwithstanding any provisions to the contrary, for any Plan Year during which the Savings Plan is a Top-Heavy Plan and is not required to be aggregated with the Retirement Plan or any other qualified defined benefit plan provided by a Controlled Group Member, the minimum Employer contribution for such Plan Year on behalf of each Participant who is not a Key Employee (including each Participant who is an Employee who was, but no longer is, a Key Employee) shall not be less than the lesser of 3% of such Participant's Compensation or the largest percentage of Employer Contributions and forfeitures, as a percentage of the Key Employee's Compensation (as defined in Section 2.24 of the Plan) including 401(k) salary deferrals, allocated on behalf of any Key Employee for that Plan Year. Matching Employer Contributions under Section 5.1 shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP Test and other requirements of Section 401(m) of the Code. The minimum Employer contribution shall be made even though, under other Plan provisions, the Participant would not be entitled to receive an allocation, or would have received a lesser allocation during the Plan Year; provided that, however, the provisions of this subsection shall not apply to any Participant not employed by an Employer on the last day of the Plan Year or any Participant who is covered under any other plan or plans provided by an Employer which provide that the minimum benefit requirement applicable to Top-Heavy Plans will be met under such plan or plans.

(c)           The minimum Employer Contribution provided under subsection (b) shall not be forfeited as a result of any withdrawal of Employee Contributions.

(d)           For Plan Years beginning on or after January 1, 2002, the annual compensation of each Employee taken into account for determining all benefits provided under the Savings Plan for any Plan Year shall not exceed $200,000.  Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan.  The $200,000 limit on annual compensation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

ARTICLE 6.  INVESTMENT OF CONTRIBUTIONS

Section 6.1                      Employee Contributions and Employer Contributions shall be invested by the Trustee in the Funds selected by the Participant.  The Participant may change the selected Funds by notifying the Recordkeeper.  Any change in the investment of the Participant's Employee Contributions and Employer Contributions shall be implemented as soon as practicable.  Up to 100% of the Trust Fund may be invested in the AEP Stock Fund pursuant to the Participants’ instructions.  In addition to the AEP Stock Fund, the Savings Plan shall offer not less than three (3) Funds to which the Participant may direct the proceeds of divestment of an interest in the AEP Stock Fund, each of which Funds is diversified and has materially different risk and return characteristics.  The Plan shall provide reasonable divestment and reinvestment opportunities at least quarterly.  Except as provided in regulations and other applicable guidance, the Plan may not impose restrictions or conditions on investment in the AEP Stock Fund which the Plan does not impose on the investment of other Plan assets.

Section 6.2                      A Participant or a Participant's surviving Spouse may elect to transfer all or a portion of the Employee Contributions and Employer Contributions from any Fund or Funds to any other Fund or Funds by giving notice to the Recordkeeper.   Transfers between Funds may be made in any whole percentage or dollar amount.  For purposes of this section, Investment Income is deemed to be part of the Participant's Employee Contributions and Employer Contributions.  An election to transfer Employee Contributions and Employer Contributions between Funds shall be implemented as soon as possible and shall be based upon the value of the Funds as of the end of the business day in which the transfer is executed.

Section 6.3                      The Plan Administrator, Trustee or Recordkeeper may modify or suspend the transfer or exchange of Funds as provided in Section 6.2 for a period of time to protect the interests of the Participants.  This may happen in instances where excessive trading or conversion out of a Fund can undermine the objective of the Fund or where the liquidity position of the Fund needs to be considered. The Plan Administrator, Trustee or Recordkeeper may implement any restrictive trading policies, Participant Account monitoring procedures, and/or redemption fees from time to time as they deem appropriate to discourage market timing or excessive trading in the Funds by Participants.

ARTICLE 7.  VALUATION AND ALLOCATION

Section 7.1                      The Funds shall be valued daily at their fair market value and each Participant's Account shall be valued daily at its fair market value.  The fair market value calculation for a Participant's Account shall be made after all Contributions, withdrawals, distributions, Investment Income and transfers for the day are recorded. All valuations of Employer Securities that are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be performed by an independent appraiser in accordance with the requirements of Section 401(a)(28)(C) of the Code.

Section 7.2                      The Recordkeeper shall establish and maintain an Account for each Participant that records the contributions made by the Participant and Employer and investment directions given by the Participant.

Section 7.3                      The amount or extent of a Participant's interest in each Fund shall be expressed in shares or units.  The Trustee shall establish values for each share or unit and shall maintain daily share or unit values based upon the daily fair market value of the Fund.

Section 7.4                      Each Participant shall have the opportunity to receive a statement relative to the Participant's Account in such form and with such frequency as would not be inconsistent with applicable laws and regulations.

ARTICLE 8.  VESTING AND FORFEITURES

Section 8.1                      A Participant's Account shall be fully vested at all times.

Section 8.2                      If, prior to June 1, 1993, a Participant forfeited matching Employer Contributions as the result of a Termination of Employment or a withdrawal, all or part of the amount forfeited may be restored, unadjusted for earnings or losses, to the extent the Participant or the Reemployed Participant repays the After-Tax Contributions and/or Before-Tax Contributions that initially triggered the forfeiture.  The repayment for a Reemployed Participant must be made in a lump sum (i) prior to the Participant incurring five consecutive Breaks in Service and (ii) within a five-year period beginning on the Participant's Reemployment Commencement Date.  The repayment for a Participant who made a withdrawal must be made in a lump sum (i) prior to the Participant incurring five consecutive Breaks in Service and (ii) within a five-year period beginning on the date of the withdrawal.  A repayment that represents Before-Tax Contributions shall be treated as if it were a repayment of After-Tax Contributions and shall be credited to the Participant's After-Tax Contributions Account.

Section 8.3                      If, prior to May 15, 2000, a CSW Savings Plan Participant forfeited matching Employer Contributions as the result of a Termination of Employment or withdrawal, all or part of the amount forfeited may be restored to the extent the Participant or the Reemployed Participant repays the After-Tax Contributions and/or Before-Tax Contributions that initially triggered the forfeiture.   The forfeited portion of the account will be restored only if the Participant again becomes a Reemployed Participant before incurring five consecutive one-year Breaks in Service.  The portion of the Participant’s account that was forfeited will be restored, unadjusted for earnings or losses, if the Participant received a distribution of the entire vested portion of his account as a result of the Termination of Employment.   If the Participant did not receive a distribution of the entire vested portion of his account as the result of a Termination of Employment, the portion of the Participant’s account that was forfeited will be restored and adjusted for earnings and losses based on the Funds that the Participant had elected as of the date of the Termination of Employment.  For purposes of calculating the Breaks in Service, a Participant will incur a one-year Break in Service if he is not credited with more than 500 hours of service during the 12-consecutive month period used to determine his Years of Service.

ARTICLE 9.  WITHDRAWALS AND DISTRIBUTIONS

Section 9.1                      (a)           Subject to the requirements of Section 9.3, an Active Participant may elect to withdraw an amount less than or equal to the aggregate value of the Active Participant's Account.  The withdrawal election shall be made by notifying the Recordkeeper of the amount to be withdrawn and the Active Participant may make an unlimited number of withdrawals each Plan Year.  The aggregate value of the Active Participant's Account shall be determined as of the end of the business day the withdrawal request is processed and the amount withdrawn shall be paid, at the Active Participant’s election, in cash and/or shares of AEP Stock as soon as practicable.  Withdrawals shall be taken pro-rata from the Funds in which the Active Participant's Account is invested and shall be charged against the Active Participant's Account in the priority specified in Section 9.4.

(b)           If an Active Participant attains age 70½ prior to January 1, 1999, the balance of the Active Participant’s Account shall be distributed to the Participant as provided in Section 9.8.  If an Active Participant who is not a 5 Percent Owner [as defined in Section 416(i)(1)(B) of the Code] attains age 70½ on or after January 1, 1999, the provisions of Section 9.8 shall not apply until after the Active Participant’s employment is terminated.  If an Active Participant who is a 5 Percent Owner attains age 70½ on or after January 1, 1999, the balance of the Active Participant’s Account shall be distributed to the Participant as provided in Section 9.8.

Section 9.2                      (a)           Except as otherwise provided in this Article 9, a Participant whose employment with the Employer has terminated (a “Terminated Participant”) may elect to withdraw an amount that is less than or equal to the aggregate value of the Terminated Participant's Account.  The withdrawal election shall be made by notifying the Recordkeeper of the amount to be withdrawn and the Terminated Participant may make an unlimited number of withdrawals each Plan Year.  The aggregate value of the Terminated Participant's Account shall be determined as of the end of the business day the withdrawal request is processed and the amount withdrawn shall be paid in cash and/or shares of AEP Stock as soon as possible.  Withdrawals shall be taken pro-rata from the Funds in which the Terminated Participant's Account is invested and shall be charged against the Terminated Participant's Account in the priority specified in Section 9.4.

(b)           Effective for any distribution with a benefit commencement date that is earlier than April 1, 2003, a Grandfathered CSW Savings Plan Participant who both (i) first became an employee with respect to the CSW Savings Plan before May 15, 2000, and (ii) is a Terminated Participant, may elect to receive his benefits under the Plan through the purchase from an insurance company of an annuity contract providing for payments in one of the following forms:

(A)	a life annuity;

(B)	a life annuity with cash refund;

(C)	an annuity for a term certain of at least five years and life thereafter;

(D)	an annuity for a term certain of at least ten years and life thereafter;

(E)	a joint and survivor annuity with cash refund (provided that the joint annuitant shall be the Participant’s Spouse);

(F)	a joint and survivor annuity payable to the Participant for life and thereafter to his Spouse for the Spouse’s life at the rate of 50% of the amount payable to the Participant; or

(G)	an annuity for a fixed term.

Provided, however, if, in addition to satisfying the foregoing criteria, the Participant is also at least fifty-five years of age when his employment with the Controlled Group terminates, such Participant also may request his payment in equal installments at least annually over a fixed period of not longer than the lesser of (I) fifteen years or (II) the life expectancy of the Participant.  Any annuity elected by an applicable Participant shall be subject to the following conditions:  (III) any term certain or fixed term shall not extend over a period longer than the lesser of (1) the life expectancy of the Participant, or, if applicable, the life expectancy of the Participant and his Spouse and (2) twenty years reduced by one year for each year the Participant is over the age of sixty-five years; and (IV) payment of any cash refund under a life annuity shall be made within five years of the death of the Participant, and payment of any cash refund under a joint and survivor annuity shall be made within five years of the death of the last to die of the Participant and his Spouse.

Section 9.3                      (a)           An Active Participant may not withdraw amounts from the Active Participant’s Before-Tax Contributions Account, CSP Before-Tax Contributions Account, or Catch-up Contributions Account, and, effective commencing January 1, 2007, such Active Participant’s Roth 401(k) Contributions Account and Roth 401(k) Catch-Up Contributions Account,  prior to the Active Participant’s Termination of Employment unless the Active Participant (i) has attained age 59 ½, (ii) is Disabled, or (iii) the Active Participant is under age 59 ½ and the withdrawal is made on account of Hardship.  An Active Participant may not withdraw amounts from the Active Participant’s Post-2008 Matching Contributions Account prior to the Active Participant’s Termination of Employment unless the Active Participant (i) has attained age 59 ½ or (ii) is Disabled.

(b)           For purposes of this Section 9.3, a requested withdrawal shall be considered made on account of “Hardship” if the withdrawal both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need.

(i)
A withdrawal shall be deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal determined to be for (A) the payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or his Spouse, children or dependents [within the meaning of Code

Section 152, and, for taxable years beginning on or after January 1, 2005, determined without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)]; (B) the purchase of a principal residence for the Participant (excluding mortgage payments); (C) expenses for (or necessary to obtain) medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) incurred by the Participant or his Spouse or dependents [within the meaning of Code Section 152, and, for taxable years beginning on or after January 1, 2005, determined without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)]; (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; (E) burial or funeral expenses for the Participant’s  deceased parent, Spouse, children or dependents [within the meaning of Code Section 152, but, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)]; or (F) payments to repair damage to the Participant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(ii)
The amount of any withdrawal made on account of Hardship shall be considered necessary to satisfy the Participant’s financial need only if it does not exceed the amount required to satisfy the immediate financial need created by the Hardship.  Prior to any withdrawal on account of Hardship, the Participant shall have elected in accordance with Section 22.3, to have dividends paid with respect to such Participant’s interest in the ESOP Component distributed in cash to such Participant, and obtained all distributions (other than distributions pursuant to this Section 9.3) and all nontaxable loans currently available to him under all benefit plans maintained by the Employer (including this Savings Plan).  If a Participant’s withdrawal of Before-Tax Contributions or Roth 401(k) Contributions (including related Catch-Up and Roth 401(k) Catch-Up Contributions) is on account of Hardship, then for a period of six months following the month in which such withdrawal is made the Participant’s right to have further contributions made on his behalf shall be suspended in accordance with policies adopted on behalf of the Savings Plan.  Contributions may later be reinstated only by again electing to participate in the Savings Plan pursuant to Section 3.3.

(c)           Effective for Plan Years beginning on or after January 1, 2009, notwithstanding the provisions of Sections 2.25 and  11.2(c) that treat service members receiving differential wage payments or otherwise on Military Leave as being Employees, for purposes of distributions under Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having incurred a Terminated of Employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A)[and receiving such differential wage payments], but only for purposes of determining whether such Participant is eligible to take a distribution.  However, the Plan will not distribute the benefit of such an individual without that individual’s consent, so long as the individual is receiving differential wage payments.  Provided, further, that if such a Participant elects to receive a distribution by reason of such Termination of Employment, the Participant may not make any contributions during the six-month period beginning on the date of the distribution.

Section 9.4                      (a)           Withdrawals shall be charged against a Participant's Account in the following order of priority:

(i)	First, the Participant’s CSP After-Tax Contributions Account;

(ii)	Second, the Participant’s After-Tax Contributions Account;

(iii)	Third, the Participant’s After-Tax Rollover Contributions Account;

(iv)	Fourth, the Participant’s Retirement Plan Contributions Account;

(v)	Fifth, the Participant’s Rollover Contributions Account attributable to amounts other than the rollover of funds from the American Electric Power System Employee Stock Ownership Plan;

(vi)
Sixth, the Participant’s Rollover Contributions Account attributable to a rollover from the American Electric Power System Employee Stock Ownership Plan (also sometimes referred to as a “PAYSOP Account”);

(vii)	Seventh, the Participant’s CSW ESOP Account:

(viii)	Eighth, CSP Employer Contributions Account;

(ix)	Ninth, Pre-2009 Employer Contributions Account;

(x)	Tenth, Post-2008 Matching Contributions Account;

(xi)	Eleventh, CSP Before-Tax Contributions Account;

(xii)	Twelfth, the Participant’s Before-Tax Contributions Account;

(xiii)	Thirteenth, the Participant’s Catch-up Contributions Account;

(xiv)	Fourteenth, the Participant’s Roth 401(k) Rollover Account;

(xv)	Fifteenth, the Participant’s Roth 401(k) Contributions Account; and

(xvi)	Sixteenth, the Participant’s Roth 401(k) Catch-Up Contributions Account.

(b)           Notwithstanding the provisions of subsection (a) of this Section, effective beginning January 1, 2007, but subject to the requirements of Section 9.3, unless the withdrawal is made on account of Hardship pursuant to Section 9.3, a Participant may direct that his withdrawals shall be taken first from such Participant’s Roth Accounts (first, the

Participant’s Roth 401(k) Rollover Account; second, the Participant’s Roth 401(k) Contributions Account; and third, the Participant’s Roth 401(k) Catch-Up Contributions Account), with all other sources described in (a) following their respective priorities as set forth.

Section 9.5                      Distributions of a Participant's Account shall be deemed to come from the Participant's After-Tax Contributions made prior to January 1, 1987, excluding earnings thereon.  Once the pre-1987 After-Tax Contributions are distributed, then distributions shall come from the Participant's post-1986 After-Tax Contributions and earnings thereon.

Section 9.6                      Subject to the requirements of Section 9.7,

(a)           Except as otherwise required by Article 9, if a Terminated Participant’s Account exceeds $5,000, the Participant’s Account shall not be distributed unless the consent requirements under Code Section 411(a)(11) have been satisfied.

(b)           Effective until March 27, 2005, upon a Participant’s Termination of Employment, if the value of the Participant’s Account is $5,000 or less, the entire value of the Participant’s Account shall be distributed to the Participant as soon as administratively practicable.  If a Participant’s Account includes CSP Before-Tax Contributions, CSP After-Tax Contributions or CSP Employer Contributions, then effective for any distribution of such contributions with a benefit commencement date that is earlier than April 1, 2003, the Participant’s Spouse must consent to a distribution of the Participant’s Account if the value of the Account exceeded $5,000.

(c)           Effective beginning December 9, 2005, upon a Participant’s Termination of Employment, if the value of the Participant’s Account does not exceed $1,000 [taking into account any portion of the Account that is attributable to Rollover Contributions (and Investment Income allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code], the entire value of the Participant’s Account shall be distributed to the Participant as soon as administratively practicable.  Provided, however, if the value of the Account of a Beneficiary or Alternate Payee does not exceed $5,000 [taking into account any portion of the Account that is attributable to Rollover Contributions (and Investment Income allocable thereto)], the entire value of the Account shall be distributed to such Beneficiary or Alternate Payee as soon as administratively practicable.

(d)           Effective beginning December 9, 2005, upon a Participant’s Termination of Employment, if the value of the Participant’s Account exceeds $1,000 but does not exceed $5,000 [taking into account any portion of the Account that is attributable to Rollover Contributions (and Investment Income allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code], the entire value of the Participant’s Account balance shall be paid directly to an individual retirement plan (in the name of the Participant) designated by the Plan Administrator.

Section 9.7                      (a)           Notwithstanding any provision of the Savings Plan to the contrary that would otherwise limit a Distributee's election under this Article, effective for distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $200 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)           Notwithstanding any provision of subsection (a) to the contrary, a direct rollover of a distribution from a Participant’s Roth 401(k) Contribution Account, Roth 401(k) Catch-Up Contribution Account and Roth 401(k) Rollover Account, as applicable (collective, the Participant’s “Roth Accounts”) under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) or to a Roth IRA described in Code §408A, and only to the extent the rollover is permitted under the rules of Code §402(c).  The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Accounts if the amount of the distributions that are Eligible Rollover Distributions from such Roth Accounts are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Accounts shall not be taken into account in determining whether distributions from a Participant's other accounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from a Participant's Roth Accounts shall be taken into account in determining whether the total amount of the Participant's Account balances under the Savings Plan exceeds $1,000 for purposes of mandatory distributions from the Savings Plan. See Sections 9.6(c) and (d).

Section 9.8                      Except as otherwise permitted by Section 9.13, the distribution of a Participant’s Account shall commence not later than April 1 of the calendar year following the calendar year during which the Participant attains age 70½ (or, for Active Participants who are not 5 Percent Owners and who attain age 70½ on or after January 1, 1999, not later than April 1 of the calendar year immediately following the calendar year during which falls the Participant’s Termination of Employment, if later).  Distribution to the Participant under this Section 9.8 shall be in the form elected by the Participant, but whether or not the Participant so elects, the amount distributed each year shall be no less than the amount required under Section 401(a)(9) of the Code and the Regulations promulgated thereunder based upon the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s Beneficiary.  The determination of the Participant’s life expectancy or the joint life expectancy of the Participant and the Participant’s Spouse (if such Spouse is the Participant’s Beneficiary) may be recalculated annually if the Participant makes a recalculation election.  If the Participant fails to make a recalculation election, the Participant’s Account shall be distributed over the Participant’s life expectancy without life expectancy recalculation.  An election of a distribution option is irrevocable once distribution payments commence.  The determination of life expectancy and the amount of the required distributions shall be made in accordance with Section 401(a)(9) of the Code and the Regulations promulgated thereunder.

Section 9.9                      Except as otherwise permitted by Sections 9.12 and 9.13, if a Participant dies prior to the date distributions to the Participant are required to commence under Section 9.8, the value of the Participant's Account shall become distributable to the Participant's Beneficiary as follows:

(a)           This paragraph applies with respect to distributions that must commence hereunder by December 31, 2002.  If the Beneficiary is not the Participant's surviving Spouse, the Beneficiary shall receive the value of the Participant's Account in a single distribution, to be made in cash and shares of AEP Stock, within 120 days of the Participant's date of death.  If the Beneficiary is the Participant's surviving Spouse, the surviving Spouse may elect, within 120 days of the Participant's date of death, to receive the value of the Participant's Account (i) in a single distribution to be made as soon as practicable in cash and shares of AEP Stock, or (ii) to defer receipt of the Participant's Account until December 31 of the calendar year in which the Participant would have attained age 70½, at which time the balance of the Account shall be distributed to the surviving Spouse in at least annual installments based upon the surviving Spouse's life expectancy at that time.  The determination of the surviving Spouse's life expectancy and the amount and date of each distribution under clause (ii) shall be determined in accordance with Section 401(a)(9) of the Code, and the regulations and notices issued thereunder.  A surviving Spouse who elects to defer under (ii) above may make annual withdrawals in accordance with either Section 9.1 or Section 9.2.  If the surviving Spouse fails to make an election within 120 days of the Participant's date of death, distribution of the Participant's Account shall be made as though the surviving Spouse elected at the end of such 120-day period to receive a single distribution of cash and shares of AEP Stock.

(b)           This paragraph applies with respect to distributions that are not required to commence hereunder by December 31, 2002.  The Beneficiary may elect to withdraw an amount less than or equal to the aggregate value of the Participant's Account.  The withdrawal election shall be made by notifying the Recordkeeper of the amount to be withdrawn and the Beneficiary may make an unlimited number of withdrawals each Plan Year.  The aggregate value of the Participant's Account shall be determined as of the end of the business day the withdrawal request is processed and the amount withdrawn shall be paid, at the Beneficiary’s election in cash and shares of AEP Stock as soon as practicable.  Withdrawals shall be taken pro-rata from the Funds in which the Participant's Account is invested and shall be charged against the Participant's Account in the priority specified in Section 9.4.  Notwithstanding anything to the contrary in this Section, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided however, that to the extent the Beneficiary is the Participant’s surviving Spouse, the commencement of withdrawals may be deferred until December 31 of the calendar year in which the Participant would have attained age 70½, at which time the balance of the Account shall be distributed to the surviving Spouse in at least annual installments based upon the surviving Spouse's life expectancy (determined in accordance with applicable Treasury regulations under Section 401(a)(9) of the Code as may be in effect at that time); provided further that if the surviving Spouse shall die before the entire Account has been distributed, the amount distributed each year to the person(s) or entity(ies) entitled thereto (see Section 12.4) shall be no less than that required by the applicable provisions of Section 9.13 [see Section 9.13(e)] and the entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving Spouse's death.

Section 9.10                      Except as otherwise provided by Sections 9.12 and 9.13, if a Participant dies after the attainment of age 70 ½, the value of the Participant's Account shall become distributable to the Participant's Beneficiary as follows.

(a)           This paragraph applies with respect to distributions that must commence hereunder by December 31, 2002.  If the Beneficiary is not the Participant's surviving Spouse, the Beneficiary shall receive the value of the Participant's Account (i) in a single distribution of cash and shares of AEP Stock within 120 days of the Participant's date of death, or (ii) if distributions required under Section 401(a)(9) of the Code were being made based upon the joint life expectancy of the Participant and the Beneficiary, over the remaining period of joint life expectancy distribution election.  If the Beneficiary is the Participant's surviving Spouse, the surviving Spouse may elect, within 120 days of the Participant's date of death, to receive the value of the Participant's Account (iii) in a single distribution of cash and shares of AEP Stock to be made as soon as practicable, (iv) in annual withdrawals in accordance with either Section 9.1 or Section 9.2, provided that any such payments must be distributed at least as rapidly as under the distribution method being used at the time of the Participant's death, or (v) under the distribution method being used for the Participant and the Participant's surviving Spouse under Section 401(a)(9) of the Code at the time of the Participant's death.  A surviving Spouse who elects to receive distributions under (v) above, may make annual withdrawals in accordance with either Section 9.1 or Section 9.2 or request a lump-sum distribution at any time.  If distributions are not being made based upon the joint life expectancy of the Participant and the Participant's Spouse as of the Participant's date of death and the surviving Spouse fails to make an election within 120 days of the Participant's date of death, distribution of the Participant's Account shall be made as though the surviving Spouse elected at the end of such 120-day period to receive a single distribution of cash and shares of AEP Stock.

(b)           This paragraph applies with respect to distributions that are not required to commence under this Plan by December 31, 2002.  The provisions of Section 9.13(e), below, shall apply to determining the time and manner that required minimum distributions shall be made, except that the annual distributions to a Beneficiary may be such larger amount that the Beneficiary elects to withdraw (provided that such amount is less than or equal to the aggregate value of the Participant's Account).  The withdrawal election shall be made by notifying the Recordkeeper of the amount to be withdrawn and the Beneficiary may make an unlimited number of withdrawals each Plan Year.  The aggregate value of the Participant's Account shall be determined as of the end of the business day the withdrawal request is processed and the amount withdrawn shall be paid, at the Beneficiary’s election in cash and shares of AEP Stock as soon as practicable.  Withdrawals shall be taken pro-rata from the Funds in which the Participant's Account is invested and shall be charged against the Participant's Account in the priority specified in Section 9.4.  Notwithstanding anything to the contrary in this Section, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided however, that to the extent the Beneficiary is the Participant’s surviving Spouse, only the limitations imposed by Section 9.13 shall apply to determine the date by which the distributions to such surviving Spouse shall be completed; provided further that if the surviving Spouse shall die before the entire Account has been distributed, the amount distributed each year to the person(s) or entity(ies) entitled thereto (see Section 12.4) shall be no less than that required by the applicable provisions of Section 9.13 [see Section 9.13(e)] and the entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving Spouse's death.

Section 9.10A                   Effective beginning January 1, 2007, a Beneficiary who is both (a) not the surviving Spouse of a deceased Participant and (b) a Designated Beneficiary for purposes of Code Section 401(a)(9), may direct that all or a portion of the amount withdrawn by such Beneficiary pursuant to the applicable provisions of the Savings Plan (provided that such amount is no less than $200) be transferred directly to an individual retirement plan, but only to the extent consistent with the provisions of Code §402(c)(11).

Section 9.11                      Unless a Participant otherwise elects to defer payment of the Participant's Account pursuant to this Article 9 or elects to defer distribution to age 70 ½, the payment of the Participant's Account balance to the Participant will begin not later than the 60th day after the close of the Plan Year in which falls the latest of:

(A)	the date on which the Participant attains the earlier of age 65 or the Participant's Normal Retirement Date, or

(B)	the 10th anniversary of the date in which the Participant commenced participation in the Savings Plan, or

(C)	the Participant terminates employment with the Controlled Group.

Section 9.12                      With respect to distributions under the Savings Plan made on or after December 1, 2001, for calendar years 2001 and 2002, the Savings Plan will apply the minimum distributions requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), including the minimum distribution incidental benefit requirements under the 2001 Proposed Regulations, notwithstanding any provision of the Savings Plan to the contrary.  If the total amount of required minimum distributions made to a Participant for 2001 prior to December 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date.  If the total amount of required minimum distributions made to a Participant for 2001 prior to December 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations.  This provision shall continue in effect until December 31, 2002.

Section 9.13.                      The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this section will take precedence over any inconsistent provisions of the Plan. All distributions required under this section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(a)           The Participant's entire Account will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(b)           If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(ii)
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary or if there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary with respect to a particular Account and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, the surviving Spouse’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving Spouse’s death to the Surviving Spouse’s Beneficiary.

For purposes of this Section 9.13(b) and Section 9.13(e), unless Section 9.13(b)(iii) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 9.13(b)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.13(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.13(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required

Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 9.13(d) and (e) of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(d)           Required Minimum Distributions During Participant's Lifetime.

(i)	During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B)
if the Participant's sole Beneficiary with respect to a particular Account for the Distribution Calendar Year is the Participant's Spouse and such Spouse is at least ten (10) years younger than the Participant, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(ii)
Required minimum distributions will be determined under this Section 9.13(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(e)           Required Minimum Distributions After Participant's Death

(i)
If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(A)	The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(C)
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)
If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii)
If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death shall be determined as follows:

(A)
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary with respect to a particular Account, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant's surviving Spouse, determined as provided in Section 9.13(e)(i)(B); and

(B)
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary with respect to a particular Account, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)
If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(v)
If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary with respect to a particular Account, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9.13(b)(i), the surviving Spouse’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving Spouse’s death to the Surviving Spouse’s Beneficiary.

(f)           Definitions.

(i)
“Designated Beneficiary” means the person who is designated as the Beneficiary under Article 13 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)
“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.13(b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)
“Participant's Account Balance” means the Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)	“Required Beginning Date” means

(A)
For a Participant who is not a five percent (5%) owner [as defined in Code Sec. 416(i)], the April 1 of the calendar year following the later of (I) the calendar year in which the Participant attains age 70-½ , or (II) the calendar year in which the Participant retires; and

(B)	For a Participant who is a five percent (5%) owner [as defined in Code Sec. 416(i)], the April 1 of the calendar year following the calendar year in which the Participant attains age 70-½ .

(g)           2009 Required Minimum Distributions.

(i)
Notwithstanding any other provision of this Section 9.13, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will be given the opportunity to elect to receive such distributions.  If they do not elect to receive such distributions, the distributions for 2009 will not be made.

(ii)
Notwithstanding any other provision of this Section 9.13 or Section 2.47 (defining “Eligible Rollover Distribution”), and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered for 2009 RMDs and Extended 2009 RMDs.

Section 9.14.                      The Plan Administrator, Trustee or Recordkeeper may modify or suspend the distribution of Funds as provided in this Article 9 for a period of time to protect the interests of the Participants in any one or more Funds.  This may happen in instances where excessive trading or conversion out of a Fund can undermine the objective of the Fund or where the liquidity position of the Fund needs to be considered.

Section 9.15                      This section shall be effective only with respect to and at such time or times as the Employer Securities are not readily tradable on an established market as contemplated by Section 409(h)(1)(B) of the Code (called “Nonmarket Company Stock”).  Upon the distribution of shares of Nonmarket Company Stock to a Participant, the distributee shall have the right to require the Employer to purchase said shares, at their then fair market value (herein referred to as the “put option”), in accordance with the following terms and conditions:

(a)           The put option must be exercised only by the Participant, or by the Participant's donees, or by a person (including an estate or its distributee) to whom the shares pass by reason of a Participant's death. For this purpose, “Participant” shall mean a Participant in the Plan and Trust, and any Beneficiary of such Participant.

(b)           Although the put option is binding upon the Employer, and not upon the Plan and Trust, the Plan and Trust shall retain the option to assume the rights and obligations of the Employer at the time of exercise of the put option.

(c)           The put option is exercisable during the period of sixty (60) days that begins on the date the Nonmarket Company Stock is distributed to the Participant by the Plan and Trust, and must be exercised (if at all) by written notification to the Employer.

(d)           The price to be paid by the Company upon exercise of the put option shall be the then fair market value of the shares, determined as otherwise provided in this Plan as of the Plan valuation date coinciding with or immediately preceding the date of distribution of said shares; provided, however, that if the fair market value of shares of Nonmarket Company Stock is determined after such valuation date but prior to the date of distribution of the shares, the fair market value as determined as of the more recent valuation shall control.

(e)           If the balance to the credit of a Participant's Account is distributed within one (1) taxable year, the purchase price for the shares of Nonmarket Company Stock shall be paid in substantially equal annual, quarterly or monthly payments over a period (i) beginning not later than thirty (30) days after the exercise of the put option and (ii) not exceeding five (5) years. Interest on the unpaid balance shall accrue and shall be paid with each payment of principal, at a reasonable rate as determined by the Trustee. Adequate security shall be provided for said obligations.  If a Participant's account balance is distributed to him in installments, the purchase price for the shares of Nonmarket Company Stock shall be paid in cash no later than thirty (30) days after the exercise of the put option.

(f)           The put option described herein shall not be available if and to the extent the shares of Nonmarket Company Stock involved are publicly traded when distributed, or are subject to a restriction under any Federal or state securities law, or regulation thereunder, which would make the security not as freely tradeable as one not subject to such restriction.

(g)           The terms of the put option and the administration of the Nonmarket Company Stock purchase provisions hereunder shall be conducted according to a uniform,

nondiscriminatory policy established by the Company with respect to Participants similarly situated.

Section 9.16                      Notwithstanding anything to the contrary in this Article 9, no Participant shall be permitted to elect to withdraw any portion of such Participant’s Roth Accounts prior to January 1, 2007 unless such Active Participant is then eligible to and does elect to withdraw the aggregate value of the entire Account.

ARTICLE 10.  QUALIFIED DOMESTIC RELATIONS ORDERS

Section 10.1                      The portion of a Participant’s Account that is assigned to an Alternate Payee pursuant to the terms of a Qualified Domestic Relations Order shall be segregated and maintained as a separate Account for the benefit of the Alternate Payee in a manner consistent with the terms and provisions of the Qualified Domestic Relations Order.

Section 10.2                      (a)           After an amount has been assigned to the Alternate Payee's Account, the Alternate Payee may make investment elections in accordance with the terms of Article 6 and may elect to withdraw an amount less than or equal to the entire value of the Alternate Payee's Account at any time as provided in the Qualified Domestic Relations Order, even if such election is made at a time prior to the Participant’s earliest retirement age [as defined in Code Section 414(p)(4)(B)] under the Plan.  An Alternate Payee who is also a Distributee may also request a direct rollover in accordance with the provisions of Section 9.7.  An Alternate Payee may designate a Beneficiary with respect to the Alternate Payee’s Account in accordance with the provisions of Article 12 (other than Section 12.2) as if the Alternate Payee were the Participant.  A withdrawal election shall be made by notifying the Recordkeeper of the amount to be withdrawn and the Alternate Payee may make an unlimited number of withdrawals each Plan Year.  The aggregate value of the Alternate Payee's Account shall be determined as of the close of the business day the withdrawal request is processed and the amount withdrawn shall be paid in cash as soon as practicable.

(b)           The provisions of Section 9.13 will apply for purposes of determining required minimum distributions with respect to an Alternate Payee for calendar years beginning with the 2003 calendar year. For this purpose, an Alternate Payee who is a former Spouse of a Participant shall be treated as the Participant’s surviving Spouse (regardless of whether the Qualified Domestic Relations Order specifies that the former Spouse is treated as the spouse for purposes of Code Sections 401(a)(11) and 417, if and to the extent such are applicable to this Savings Plan) and an Alternate Payee who is not a former Spouse of a Participant shall not be treated as the Participant’s surviving Spouse.   If an Alternate Payee does not request a complete withdrawal of the Alternate Payee's Account prior to the Participant’s Required Beginning Date, required minimum distributions shall be made to the Alternate Payee as provided in Section 9.13(d) during the Participant’s lifetime, substituting the Alternate Payee for the Participant’s Spouse (if the Alternate Payee is a former Spouse of the Participant); provided that effective with respect to the former Spouse Alternate Payees of those Participants whose Required Beginning Date occurs on or after January 1, 2007,  the provisions of Section 9.13(d)(i) shall be applied by reference only to the Single Life Table set forth in Section 401(a)(9)-9 of the Treasury Regulations, using the Alternate Payee’s attained age as of the Alternate payee’s birthday in the Distribution Calendar Year.  Following the death of the Participant, for all purposes under this Plan, an Alternate Payee who is not a former Spouse of the Participant shall be treated the same as a Beneficiary of such Participant who is not the Participant’s surviving Spouse.

ARTICLE 11.  TERMINATION OF EMPLOYMENT
AND TEMPORARY ABSENCES

Section 11.1                      Except as otherwise provided in Section 11.2, a “Termination of Employment” occurs when an Employee ceases rendering services to any Controlled Group Member for which the Employee is receiving wages, as defined in Code Section 3121(a) (but determined without regard to the dollar limitations in Code Section 3121(a)(l)) (relating to remuneration subject to Social Security taxes) or the corresponding provisions of any successor legislation.

Section 11.2                      A Termination of Employment shall not occur because of an Employee's absence from work as a result of (i) sick leave under the Employer's sick leave program, (ii) a Layoff by the Employer, (iii) Military Service, or (iv) a Leave of Absence, until one of the following events occurs:

(a)
In the case of an Employee who has been on sick leave and who has neither returned to active employment nor has been placed on a Leave of Absence by the expiration of the Employee's sick leave entitlement period, a Termination of Employment will occur at the expiration of such period;

(b)
In the case of an Employee who was laid off and who has not returned to work within the period during which the Employee has reemployment rights, a Termination of Employment will occur at the expiration of such period; and

(c)
In the case of an Employee who was in Military Service or on a Leave of Absence and who has not returned to work within 30 days (or such longer period as may be prescribed by any applicable law or regulation) after the termination of the Employee's active Military Service or Leave of Absence, a Termination of Employment will occur at the end of such 30-day (or longer) period.  In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed and then Terminated Employment on account of death.

Section 11.3                      The provisions of this Article are applicable only to determine when a Termination of Employment occurs and are not applicable to determine if an Employee has completed a Year of Service or incurred a Break in Service.

ARTICLE 12.  BENEFICIARIES

Section 12.1                      Except as provided in Section 12.2, a Participant at any time may (i) designate one or more persons as the Participant's Beneficiary (and, if the Participant chooses, one or more contingent Beneficiaries) and (ii) change the designation of Beneficiary.  If a Participant (or Beneficiary) designates one or more Beneficiaries at different times, only the last valid and effective Beneficiary designation made by (or on behalf of) the Participant (or Beneficiary) prior to death shall be valid.  A designation shall not be considered valid and effective to the extent such designation (iii) is received (A) prior to the payment of any amount by reason of the death and (B) in accordance with such procedures as are prescribed in connection with the administration of the Plan, and (iv) is otherwise in compliance with such requirements as may otherwise be specified pursuant to this Plan at the time such designation is made.

Section 12.2                      No designation by a married Participant of a Beneficiary other than the Participant's Spouse shall be valid unless the Participant's Spouse consents to the designation in writing and the Spouse's consent is witnessed by a notary public or a representative of the Employer.  Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the designation will be deemed valid.  Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of an election deemed valid, the affected Spouse.  A revocation of a prior designation under Section 12.1 may be made without the consent of the Spouse.  Except to the extent otherwise specified by a Qualified Domestic Relations Order, the designation of a Participant’s Spouse as the Participant’s Beneficiary or contingent Beneficiary hereunder shall be considered revoked immediately upon the divorce, annulment or other legal termination of the Participant’s marriage to that Spouse.

Section 12.3                      If (i) a Participant fails to effectively designate a Beneficiary, or (ii) the designated Beneficiary and all contingent Beneficiaries fail to survive the Participant, the applicable distribution shall be payable to the first of the following persons (or category of persons) who are then surviving:

(a)           The Participant's Spouse;

(b) The Participant's children, in equal shares;

(c)           The Participant's parents, in equal shares;

(d) The Participant's brothers and sisters, in equal shares;

(e) The Participant's estate; or

(f) Any person determined by the Plan Administrator in its sole discretion as being lawfully entitled or authorized to receive such payment under the provision of law determined by the Plan Administrator to be applicable (such as the intestacy laws of the State in which the Participant resided at the time of the Participant’s death).

Section 12.4                      Effective beginning March 27, 2006 (the “Transition Date” for purposes of this Section 12.4), following the death of a Participant, the Participant’s surviving Beneficiary may designate one or more other persons as the Beneficiary’s beneficiary to receive amounts held under the Plan for such Beneficiary in the event such Beneficiary would die after the Transition date, but before receiving all amounts from the Plan to which such Beneficiary is entitled.  Any beneficiary designated by a Beneficiary hereunder in a form deemed acceptable by the Plan Administrator in its sole discretion shall be effective for purposes of this Section, even if the form had been submitted by the Beneficiary prior to the Transition Date.  If the Beneficiary fails to effectively designate a beneficiary hereunder, the Beneficiary’s beneficiary shall be the Beneficiary’s estate [or such other person(s) determined by the Plan Administrator in its sole discretion as being lawfully entitled or authorized to receive such payment under the provision of law determined by the Plan Administrator to be applicable (such as the intestacy laws of the State in which the Beneficiary resided at the time of the Beneficiary’s death)].

ARTICLE 13.  TRUST FUND AND EXPENSES

All of the Funds of the Savings Plan shall be held as a Trust Fund for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Savings Plan.

ARTICLE 14.  ADMINISTRATION

Section 14.1                      The Company shall be the named fiduciary and Plan Administrator and shall have the discretionary power and authority to (i) construe the provisions of the Savings Plan, (ii) determine eligibility and the amount of all benefits payable under the Savings Plan, (iii) issue all instructions to the Trustee to make payments from the Trust Fund and (iv) generally exercise administrative responsibility and authority in all matters relating to the Savings Plan.  The Board of Directors of the Company, or any officer or committee to whom authority has been so delegated by such Board, may (i) delegate to each Employer the determination of eligibility and of the amount of all benefits payable with respect to such Employer's own Employees, former Employees, Participants or former Participants, (ii) appoint agents who are authorized to issue instructions to the Trustee to make payments from the Trust Fund and (iii) delegate to any persons such other administrative responsibility or authority as may be appropriate.

Section 14.2                      Subject to the limitations of the Savings Plan, the Company may from time to time establish rules, regulations, or procedures for the administration of the Savings Plan.  Such rules, regulations and procedures, and administration of the Savings Plan with respect to eligibility of Employees, Contributions, or benefits, shall be applied in a uniform manner to all Employees or other persons similarly situated, and there shall be no discrimination in favor of Highly Compensated Employees with respect to contributions or benefits provided under the Savings Plan.

Section 14.3                      Except as otherwise provided in the Savings Plan, all elections, waivers, revocations, notices, designations, appointments, consents, order, certifications, findings, claims, submissions, appeals or decisions shall be in writing or in such other forms as may be prescribed by or approved by the Company.

Section 14.4                      The following procedures shall apply with respect to claims for benefits under the Plan.

(a)           Any Participant or Beneficiary who believes he or she is entitled to receive a distribution under the Savings Plan which he or she did not receive or that amounts credited to his or her Account are inaccurate, may file a written claim signed by the Participant or the Participant’s authorized representative with the Company’s Human Resources Service Center specifying the basis for the claim.  Unless such claim is allowed in full, the Human Resources Service Center shall provide a claimant with written or electronic notification of its determination on the claim within ninety days after such claim was filed; provided, however, if the Plan Administrator determines special circumstances require an extension of time for processing the claim, the claimant shall receive within the initial ninety-day period a written notice of the extension for a period of up to ninety days from the end of the initial ninety day period.  The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(b)           If the Human Resources Service Center renders an adverse benefit determination under Section 14.4(a), the notification to the claimant shall set forth, in a manner calculated to be understood by the claimant:

(1)	the specific reasons for the denial of the claim;

(2)	specific reference to the provisions of the Savings Plan and/or trust agreement upon which the denial of the claim was based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(4)
an explanation of the review procedure specified in Section 14.5, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

Section 14.5                      The following procedures shall apply with respect to the review on appeal of an adverse determination on a claim for benefits under the Plan.

(a)           Within sixty days after the receipt by the claimant of an adverse benefit determination, the claimant may appeal such denial by filing with the Retirement Savings Plan Appeals Committee a written request for a review of the claim.  If such an appeal is filed within the sixty day period, the Retirement Savings Plan Appeals Committee, or a duly appointed representative of the Retirement Savings Plan Appeals Committee, shall conduct a full and fair review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The claimant shall be entitled to submit written comments, documents, records and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits.  If the claimant requests a hearing on the claim and the Retirement Savings Plan Appeals Committee concludes such a hearing is advisable and schedules such a hearing, the claimant shall have the opportunity to present the claimant’s case in person or by an authorized representative at such hearing.

(b)           The claimant shall be notified of the Retirement Savings Plan Appeals Committee’s benefit determination on review within sixty days after receipt of the claimant’s request for review, unless the Retirement Savings Plan Appeals Committee determines that special circumstances require an extension of time for processing the review.  If the Retirement Savings Plan Appeals Committee determines that such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty-day period.  Any such extension shall not exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(c)           The Retirement Savings Plan Appeals Committee shall provide a claimant with written or electronic notification of the Plan’s benefit determination on review.  The determination of the Retirement Savings Plan Appeals Committee shall be final and binding on all interested parties.  Any adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant:

(1)	the specific reason(s) for the adverse determination;

(2)	reference to the specific provisions of the Savings Plan or trust agreement on which the determination was based;

(3)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)	a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

Section 14.6                      In exercising its fiduciary responsibilities, the Retirement Savings Plan Appeals Committee shall have discretionary authority to determine whether and to what extent Participants and Beneficiaries are eligible for benefits, and to construe disputed or doubtful Savings Plan terms.  The Retirement Savings Plan Appeals Committee shall be deemed to have properly exercised such authority unless it has abused its discretion by acting arbitrarily and capriciously.

ARTICLE 15.  DATA RELATING TO
ELIGIBILITY AND BENEFITS

Section 15.1                      The Company may require the certification to it of such data with respect to Employees, former Employees, Participants or former Participants (including, but not limited to, dates of birth, dates of entry into service and termination of service, dates of death, and compensation), as the Company may deem appropriate from time to time in connection with the administration of the Savings Plan.  Any such certification may be relied upon by the Company.

Section 15.2                      The Company, the Employers, and their officers and directors shall be entitled to rely upon all certifications and reports made by independent accountants and upon all opinions given by any legal counsel retained or employed by the Company or by an Employer.  Subject to the limitations of any applicable law, the Company, the Employers, and their officers and directors shall be fully protected with respect to any action taken or suffered by them in good faith, including action taken or suffered in reliance upon any accountant or counsel, and all actions so taken or suffered shall be conclusive on each of them and on Employees, former Employees, Participants or former Participants, and their Beneficiaries.

Section 15.3                      The Employers, Participants and their Beneficiaries shall furnish all information and proofs which the Company may reasonably require with regard to any event, fact or status relating to the participation of any Participant and the rights of any Participant or Beneficiary whether before or after the commencement or making of any payment under the Savings Plan.  The Company shall not be liable for the fulfillment of any obligation in any way dependent upon such information as proof until received by the Company in a form satisfactory to the Company.

Section 15.4                      Except as otherwise provided in Article 14, findings by the Employer shall be conclusive and binding upon all persons for the purposes of the Savings Plan with respect to the following:

(a)	The fact and time of the commencement, duration and termination of employment of any Employee;

(b)	The fact and time of the commencement of any Disability;

(c)	The Contributions that have been made by or with respect to any Participant;

(d)	The Earnings or Compensation of any Participant; and

(e)
With respect to any persons covered by a collective bargaining agreement, the fact and time of the commencement, duration and termination of any period during which the Employer and the union have agreed that members of the collective bargaining unit are to be covered by the Savings Plan.

ARTICLE 16.  GENERAL PROVISIONS

Section 16.1                      Assignment or alienation of benefits under the Savings Plan, or their pledge or encumbrance of any kind, shall not, except as otherwise required by applicable Federal law or regulation, be permitted or recognized in any circumstance, nor shall benefits under the Savings Plan be subject to attachment or other legal process for debts of any Participant, Alternate Payee or Beneficiary. Notwithstanding anything in the foregoing sentence to the contrary, benefits under the Savings Plan shall be paid in accordance with the provisions of a Qualified Domestic Relations Order.

Section 16.2                      The Savings Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant of the Savings Plan would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is no less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Savings Plan had then terminated).

Section 16.3                      If the Company shall find that a Participant or a Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Company may cause the Trustee to make any payment due the Participant or Beneficiary from the Trust Fund, unless claim shall have been made therefor by a duly authorized representative, to the Participant's or Beneficiary's Spouse, a child, a parent or other blood relative, or to a person with whom the Participant or Beneficiary resides, and any such payment so made shall be a complete discharge of the liabilities of the Savings Plan with respect to that payment.

Section 16.4                      No Participant or Beneficiary, or any other person, shall have any interest in, or right under, the Savings Plan, or in any part of the assets or earnings thereof held in the Trust Fund, except as and to the extent expressly provided in the Savings Plan.

Section 16.5                      Except as otherwise provided by any applicable Federal law or regulation, benefits under the Savings Plan shall be payable only out of the Trust Fund, and in no circumstance shall any Employer be liable or responsible for the payment of any benefit provided under the Savings Plan.  Neither the Employers nor the Trustee guarantee the Trust Fund against any loss or depreciation.  Neither the Employers nor the Trustee guarantee the payment of any benefit under the Savings Plan.

Section 16.6                      The adoption and maintenance of the Savings Plan shall neither be deemed to constitute a contract of employment between the Employer and any Employee nor to be a consideration for, or an inducement to, the employment of any Employee.  Nothing contained in the Savings Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of an Employer to discharge any Employee at any time.

Section 16.7                      Each Participant shall keep the Participant's Employer advised of the current home address of the Participant and of the Participant's Beneficiary(ies).  If a

distribution due a Participant or Beneficiary is not made within three years after it becomes payable in accordance with the other terms and provisions of this Plan, and if due and reasonable care during such three years shall have been exercised in attempting to make such distribution, then the Accounts of such Participant or Beneficiary shall be forfeited as of the three year anniversary of the date such distribution first became payable and the amount of such Accounts shall be applied to reduce future Employer Contributions; provided, however, that commencing March 27, 2006, if a distribution due a Participant or Beneficiary is not made within one year after it becomes payable, and if due and reasonable care shall have been exercised in attempting to locate the Participant or Beneficiary during the period ending at the conclusion of such one year, then the Accounts of such Participant or Beneficiary shall be forfeited and the amount of such Accounts shall be applied to reduce future Employer Contributions.  If, however, such Participant or Beneficiary subsequently makes proper claim for such amount, the amount of such Accounts as had previously been forfeited (without adjustment of Investment Income) will be restored by the Employer and will be distributed in accordance with the terms of the Savings Plan. Provided, however, that effective commencing December 28, 2006, the terms and provisions of this Section shall be extended to include each Participant, each Alternate Payee and each Beneficiary of a deceased Participant, Alternate Payee or Beneficiary.

Section 16.8                      Subject to the provisions of any applicable Federal law or regulation, the Savings Plan shall be construed, administered and enforced under the laws of the State of Ohio.

Section 16.9                      If an Employee is laid off and receives from an Employer the Employee's accumulated sick pay as a layoff allowance, such payments shall not constitute Earnings and shall not be taken into account in determining the Employee's number of Hours of Service.

Section 16.10                                If an Employee received from an Employer any accumulated vacation pay upon the Employee's retirement or Termination of Employment (or, in the case of death, when the Employee's Spouse or other beneficiary receives such accumulated vacation pay), such payments shall not constitute Earnings and shall not be taken into account in determining the Employee's number of Hours of Service.

Section 16.11                                No payments received from an Employer for services rendered as an Excluded Employee, or in any capacity other than as an Employee, shall constitute Earnings.

Section 16.12                                Impossibility of Diversion.  The Trust Fund exists for the exclusive benefit of Participants or their Beneficiaries and for paying the reasonable expenses of administering the Plan and Trust.  If any Contributions were made because of a mistake of fact or was conditioned upon its deductibility under Section 404 of the Code, and if that deduction is disallowed, upon the certification of those facts by the Company, the Trustee will return to the Employer the amount which exceeds the Contribution that would have been made if that mistake of fact or if that mistaken determination of deductibility had not occurred, reduced to reflect any investment losses attributable to the excess Contributions.  No excess Contributions may be returned later than one year after their payment in the case of a Contribution made under a mistake of fact, or the disallowance of the deduction of a Contribution.  In no other cases may the Trust Fund be used for or diverted to any other purpose except as provided in this Plan or the Trust.

ARTICLE 17.  ASSOCIATED COMPANIES

Section 17.1                      As used in the Savings Plan, the term “Employee” shall be deemed to include employees of AEP and of such of its Controlled Group Members as are listed below during the period between the listed Effective Date of Inclusion and the Effective Date of Sale/Disposition, and such other Controlled Group Members as may be hereafter added to by action of the Board of Directors of the Company, all of which companies, including AEP, are herein called Associated Companies.  Service rendered to any of the Associated Companies, or to a predecessor or affiliate of any of the Associated Companies, shall be considered as service for all purposes of the Savings Plan, and the transfer of an Employee from the service of one of the Associated Companies to the service of any other Controlled Group Member shall not be construed to be a Termination of Employment.

Effective Date                                        Effective Date
of Inclusion                                   of Sale/Disposition
American Electric Power Service
  Corporation                                                      January 1, 1978
AEP Elmwood, LLC                                          November 1, 2001
AEP Energy Services, Inc.                                  April 1, 1984
AEP Pro Serv, Inc.                                             January 1, 2007
AEP River Operations, LLC1                              November 1, 2001
AEP Texas Central Company2                            January 1, 2001
AEP Texas North Company3                              January 1, 2001
AEP Utilities, Inc.                                               January 1, 20014
Appalachian Power Company                             January 1, 1978
Cardinal Operating Company                              January 1, 1978
Cedar Coal Co.                                                  January 1, 1978
Central Appalachian Coal Company                    January 1, 1978
Central Coal Company                                        January 1, 1978
Central Ohio Coal Company                               January 1, 1978                                     July 2, 2001
Central Operating Company                                January 1, 1978                                     Nov. 30, 2000
Columbus Southern Power Company                  January 1, 1981
Conesville Coal Preparation Company                November 1, 1984
CSW Energy, Inc.5                                             January 1, 2001

1 This was formerly known as MEMCO, LLC.

2 This was formerly known as Central Power and Light Company and is an affiliate of AEP Utilities, Inc.  See footnote 1.

3 This was formerly known as West Texas Utilities Company and is an affiliate of AEP Utilities, Inc.  See footnote 1.

4 Only Employees hired by AEP Utilities, Inc. (formerly known as Central and South West Corporation) or one of its affiliates on or after January 1, 2001, were considered Eligible Employees under the Savings Plan prior to January 1, 2003.  Effective January 1, 2003, the Central and South West Corporation Retirement Savings Plan merged with and into this Savings Plan and all Eligible Employees participating in the CSW Savings Plan as of December 31, 2002 thereby became Participants in this Savings Plan effective January 1, 2003.

5 This is an affiliate of AEP Utilities, Inc.  See footnote 1.

Effective Date                                        Effective Date
of Inclusion                                       of Sale/Disposition
CSW Energy Services, Inc. 6                              January 1, 2001
EnerShop, Inc. 7                                                 January 1, 2001                                     June 30, 2003
Houston Pipe Line Company                              June 1, 2001                                          January 26, 2005
Indiana Michigan Power Company                     January 1, 1978
Jefferson Island Storage & Hub L.L.C.               December 1, 1998                                 October 1, 2004
Kanawha Valley Power Company                      January 1, 1978
Kentucky Power Company                                January 1, 1978
Kingsport Power Company                                January 1, 1978
LIG Liquids Company L.L.C.                             December 1, 1998                                 April 1, 2004
Louisiana Intrastate Gas Company L.L.C.           December 1, 1998                                 April 1, 2004
Michigan Power Company                                  January 1, 1978
Ohio Power Company                                        January 1, 1978
Price River Coal Company, Inc.                          December 1, 1979
Public Service Company of Oklahoma8               January 1, 2001
Southern Appalachian Coal Company                 January 1, 1978
Southern Ohio Coal Company                             January 1, 1978                                    July 2, 2001
Southwestern Electric Power Company9              January 1, 2001
United Sciences Testing, Inc.                               January 16, 2002
Wheeling Power Company                                  January 1, 1978
Windsor Coal Company                                      January 1, 1978                                    July 2, 2001

Section 17.2                      An Employee's period of service with Louisiana Intrastate Gas Company L.L.C., LIG Liquids Company L.L.C., and Jefferson Island Storage & Hub L.L.C. prior to December 1, 1998 shall be recognized by the Plan for purposes of eligibility and vesting but not for purposes of benefit accruals.

Section 17.3                      Effective beginning September 28, 2005, Employees hired in connection with the acquisition of the Waterford facility pursuant to that certain Purchase and Sale Agreement by and between PSEG Waterford Energy LLC as Seller and Columbus Southern Power Company as Purchaser, shall become Participants in the Plan after taking into consideration all periods of service with PSEG Waterford Energy LLC and with any and all other corporations, trades and/or businesses required by Section 414(b), (c) or (o) of the Code to be treated as a single employer with PSEG Waterford Energy LLC (collectively referred to as “PSEG”) determined at the time of hire.  Service rendered by such Employees to PSEG prior to the acquisition shall be taken into consideration for purposes of determining eligibility and vesting, but not for purposes of benefit accruals under the Plan.

Section 17.4                      Effective beginning December 15, 2005, Employees hired in connection with the acquisition of the Ceredo facility pursuant to that certain Purchase and Sale Agreement by and between Twelvepole Creek, LLC as Seller and Appalachian Power

6 This is an affiliate of AEP Utilities, Inc.  See footnote 1.

7 This is an affiliate of AEP Utilities, Inc.  See footnote 1.  It dissolved effective June 30, 2003.

8 This is an affiliate of AEP Utilities, Inc.  See footnote 1.

9 This is an affiliate of AEP Utilities, Inc.  See footnote 1.

Company as Buyer, shall become Participants in the Plan after taking into consideration all periods of service with Twelvepole Creek, LLC and with any and all other corporations, trades and/or businesses required by Section 414(b), (c) or (o) of the Code to be treated as a single employer with Twelvepole Creek, LLC, including, for example, Reliant Energy, Inc. (all such entities collectively referred to as “Reliant”) determined at the time of hire.  Service rendered by such Employees to Reliant prior to the acquisition shall be taken into consideration for purposes of determining eligibility and vesting, but not for purposes of benefit accruals under the Plan.

Section 17.5                      Effective beginning January 1, 2006, Employees hired in connection with the acquisition of certain assets relating to the Ohio transmission and distribution business of Monongahela Power Company pursuant to that certain Asset Purchase Agreement by and between Monongahela Power Company as Seller and Columbus Southern Power Company as Buyer, shall become Participants in the Plan after taking into consideration all periods of service with Monongahela Power Company and with any and all other corporations, trades and/or businesses required by Section 414(b), (c) or (o) of the Code to be treated as a single employer with Monongahela Power Company, including, for example, Allegheny Energy, Inc. (all such entities collectively referred to as “Allegheny”) determined at the time of hire.  Service rendered by such Employees to Allegheny prior to the acquisition shall be taken into consideration for purposes of determining eligibility and vesting, but not for purposes of benefit accruals under the Plan.

Section 17.6                      Effective beginning May 16, 2007, Employees hired in connection with the acquisition of the Lawrenceburg Generating Station pursuant to that certain Purchase and Sale Agreement by and between PSEG Lawrenceburg Energy Company LLC as Seller and AEP Generating Company as Purchaser, shall become Participants in the Plan after taking into consideration all periods of service with PSEG Lawrenceburg Energy Company LLC and with any and all other corporations, trades and/or businesses required by Section 414(b), (c) or (o) of the Code to be treated as a single employer with PSEG Lawrenceburg Energy Company LLC (collectively referred to as “PSEG”) determined at the time of hire.  Service rendered by such Employees to PSEG prior to the acquisition shall be taken into consideration for purposes of determining eligibility and vesting, but not for purposes of benefit accruals under the Plan.

Section 17.7                      Effective beginning January 1, 2008, Employees hired in connection with the transaction described in that certain Agreement by and between AEP MEMCO, LLC as Buyer and Lay Leasing, Inc and B&H Towing as Seller, shall become Participants in the Plan after taking into consideration all periods of service with B&H Towing and with any and all other corporations, trades and/or businesses required by Section 414(b), (c) or (o) of the Code to be treated as a single employer with B&H Towing (collectively referred to as “B&H”) determined at the time of hire.  Service rendered by such Employees to B&H prior to the transaction shall be taken into consideration for purposes of determining eligibility and vesting, but not for purposes of benefit accruals under the Plan.

Section 17.8                      Effective beginning June 23, 2008, Employees hired in connection with the transaction described in that certain Asset Purchase Agreement by and between AEP

MEMCO, LLC as Purchaser, and Missouri Barge Line Company (“MBL”), Missouri Dry Dock And Repair Company (“MDDR”), Cape Girardeau Fleeting, Inc. (“CGF”), and Elizabeth E. Dombrowski as Sellers, shall become Participants in the Plan after taking into consideration the period or periods of service set forth on Schedule 3.10(a) to that Agreement [which was to set forth the period or periods during which MBL, MDDR or CGF or any of their Affiliates (collectively referred to as the “Erlbacher Companies”) classified such Employees as its employee].  Such service rendered by such Employees prior to the transaction shall be taken into consideration for all purposes under the Plan.

ARTICLE 18.  AMENDMENT AND TERMINATION

Section 18.1                      The Savings Plan and any or all of the provisions thereof may be modified or amended in whole or in part, at any time and from time to time, in accordance with action of the Board of Directors of the Company, subject to the limitations of any applicable law or of any collective bargaining agreement into which the Employers, or any of them, may enter, and any such modification or amendment may be made retroactively if it will not affect adversely the qualification or the continued qualification of the Trust Fund as exempt from taxation under the Code.  No such modification or amendment may be made without notice to the Trustee and without its consent where any such modification or amendment will affect the rights, duties or responsibilities of the Trustee.

Section 18.2                      The Savings Plan may be terminated at any time by action of the Board of Directors of the Company, subject to the limitations of any applicable law or of any collective bargaining agreement into which the Employers, or any of them, may enter.  In no event, however, shall any modification, amendment or termination of the Savings Plan, or the complete discontinuance of Employer Contributions under the Savings Plan, make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and their Beneficiaries or to defray the reasonable expenses of administering the Plan.

Section 18.3                      It is the intention of the Employers to continue the Savings Plan indefinitely and to make contributions thereto, but subject to the provisions of any applicable law or of any collective bargaining agreement into which the Employers, or any of them, may enter, the Employers otherwise assume no contractual obligation as to the continuance of the Savings Plan, or as to the continuance of contributions by any Employer.

Section 18.4                      In the event of the termination or partial termination of the Savings Plan or the complete discontinuance of Employer Contributions, all affected Participants shall become fully vested in their Accounts under the Plan.

ARTICLE 19.  SPECIAL PROVISIONS RELATING
TO EMPLOYEES TRANSFERRING FROM OR TO
OHIO VALLEY ELECTRIC CORPORATION

Section 19.1                      This Article describes, notwithstanding any other provisions of the Savings Plan, the rights and status under the Savings Plan of an OVEC Transferee and an Associated Company Transferee.  The OVEC Plan contains parallel provisions describing the rights and status under the OVEC Plan of an OVEC Transferee and an Associated Company Transferee.  The provisions in this Article are applicable to all OVEC Transferees and Associated Company Transferees.

Section 19.2                      For purposes of this Article:

(a)	“IKEC” means Indiana-Kentucky Electric Corporation, a wholly-owned subsidiary of OVEC;

(b)	“OVEC” means Ohio Valley Electric Corporation and includes IKEC, and the term “employee of OVEC” includes an employee of IKEC;

(c)	“Associated Company” means any of the Associated Companies referred to in Section 17.1;

(d)	“OVEC Transferee” means an individual who was formerly an employee of OVEC and who has transferred to the service of an Associated Company;

(e)	“Associated Company Transferee” means a Participant who was an employee of an Associated Company and who has transferred to the service of OVEC; and

(f)	“OVEC Plan” means the Supplemental Pension and Savings Plan for Employees of Ohio Valley Electric Corporation and Indiana-Kentucky Electric Corporation, as amended from time to time.

Section 19.3                      Service rendered to OVEC by an OVEC Transferee shall be considered as service for purposes of eligibility and participation under Article 3.  Transfer of a Participant from the service of any Associated Company to the service of OVEC shall not be construed to be a Termination of Employment.

Section 19.4                      An Associated Company Transferee shall continue as a Participant in the Savings Plan (having the status of a Participant who suspended contributions, as provided in Article 4), and the following rules will apply:

(a)	The Participant shall have the same entitlement to vesting under Article 8, and withdrawals under Article 9, as if the Participant had remained in the service of an Associated Company; and

(b)	For purposes of Article 11, a Termination of Employment will occur only when the Participant terminates employment (as determined under the OVEC Plan) with OVEC.

ARTICLE 20.  SPECIAL PROVISIONS RELATING TO THE
TRANSFER OF ASSETS FROM THE COLUMBUS AND SOUTHERN
OHIO ELECTRIC COMPANY EMPLOYEE'S THRIFT PLAN

Section 20.1                      Effective December 31, 1986, Columbus Southern Power Company (formerly Columbus and Southern Ohio Electric Company) discontinued contributions to the Columbus and Southern Ohio Electric Company Employee's Thrift Plan (hereinafter referred to as “Thrift Plan”), but the assets held by the Thrift Plan Trust were not distributed to the Thrift Plan participants.  Effective April 2, 1990, the Thrift Plan assets held for the benefit of the Thrift Plan participants were transferred to the Trustee of the Savings Plan to be held, invested and distributed by the Savings Plan Administrator and Trustee as directed in the following sections of this Article 20.

Section 20.2                      The assets transferred from the Thrift Plan Trust became part of the Savings Plan Trust Fund.  However, the assets transferred on behalf of the Thrift Plan participants were accounted for separately and investment gains and losses and earnings of the Savings Plan Trust were allocated to these separate accounts.  After-Tax Contributions to the Thrift Plan were identified as CSP After-Tax Contributions; Before-Tax Contributions to the Thrift Plan were identified as CSP Before-Tax Contributions; and Employer Contributions to the Thrift Plan were identified as CSP Employer Contributions.

Section 20.3                      If a Participant has a separate account representing assets transferred from the Thrift Plan and a separate account representing contributions to the Savings Plan and the Participant elects to withdraw funds from the Savings Plan, the assets transferred from the Thrift Plan shall be deemed to be withdrawn first.  The order of withdrawal shall be as follows:  CSP After-Tax Contributions; After-Tax Contributions; CSP Employer Contributions; Employer Contributions; CSP Before-Tax Contributions and Before-Tax Contributions.

Section 20.4                      Upon Termination of Employment for any reason other than death of the Participant, the vested portion of the Participant's Thrift Plan account shall be paid or applied under one of the following options, as selected by the Participant, under this Section:

(a)           In a single lump sum.

(b)
Effective for any distribution with a benefit commencement date that is earlier than the earlier of April 1, 2003 (or the 90th day after the date that an affected participant has been furnished a summary of material modifications reflecting the substance of this provision, if later) or January 1, 2004, to purchase an annuity contract from a legal reserve life insurance company authorized to do business in Ohio selected by the Plan Administrator, providing for equal monthly installments payable to the Participant or the Participant's designated beneficiary over any of the following periods:

(i) The life of the Participant;

(ii)
The lives of the Participant and the Participant's Spouse, with the survivor annuity for the life of the surviving Spouse in an amount not less than ½, or such greater percentage of, the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse;

(iii)	A period certain not longer than the life expectancy of the Participant.

(c)           Distributed in accordance with the terms and conditions of Article 9.

In the absence of any option selected by the Participant, a Participant's interest shall be distributed in accordance with the terms and conditions of Article 9.

The Participant may select a payment option at any time, or from time to time, up to and including the date benefits commence.  Such election shall be in writing on forms furnished by the Plan Administrator and shall clearly indicate the payment option selected by the Participant.  If a married Participant selects an annuity described in (b)(i) or (b)(ii), such annuity shall take the form of a qualified joint and survivor annuity as described in (b)(ii), unless the form selected by the Participant is consented to by the Participant's Spouse in writing and the Spouse's consent is witnessed by a notary public or a representative of the Plan Administrator.  Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed valid.  Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the case of an election deemed valid, the affected Spouse.

Section 20.5                      Upon the death of a Participant whose benefit payments under this Article 20 have not commenced at the time of death, the balance of the Participant's Thrift Plan account shall be paid to the Participant’s Beneficiary in accordance with the terms and conditions of Article 9; provided, however, that a surviving Spouse whose benefit commencement date is earlier than the earlier of the 90th day after the date that an affected Participant has been furnished a summary of material modifications reflecting the substance of this provision or January 1, 2004, shall be given the additional option to have the benefits used to purchase an annuity contract from a legal reserve life insurance company authorized to do business in Ohio selected by the Plan Administrator providing for equal monthly installments payable to the Participant's surviving Spouse over the Spouse's life.

ARTICLE 21.  PARTICIPANT LOANS

Section 21.1                      For purposes of this Article 21, a “Borrower” shall mean (a) each party in interest (as defined in Section 3(14) of ERISA) who is either a Participant or a Beneficiary of a deceased Participant (including, for example, an employee, officer or director of the Employer who has an Account under the Plan); (b) each Retired Participant; and (c) a surviving Spouse of a Participant or a Retired Participant.  Participants who terminate employment before they are eligible for retirement under the terms of the Retirement Plan (a “Terminated Participant,” for purposes of this Article) and Alternate Payees who do not otherwise satisfy the definition of “party in interest” shall not be allowed to borrow funds from their Savings Plan Accounts, provided, however, if at the time of termination such a Terminated Participant has an outstanding Participant Loan, the Participant Loan shall be repaid as provided in Section 21.7.

Section 21.2                      Borrowers shall be eligible to borrow funds from their Savings Plan Account (a “Participant Loan”) subject to the provisions contained in this Article 21.  Participant Loans shall not be available to highly compensated employees in an amount greater than the amount available to non-highly compensated employees.  A “Home Loan” is a Participant Loan made under the CSW Savings Plan, or effective beginning January 1, 2003, under the Savings Plan, that is used for the initial purchase of any dwelling unit which, within a reasonable period of time, is to be used (determined at the time the loan is made) as the principal residence of the Participant. Notwithstanding any provision of the Plan to the contrary, Participant Loans shall not be permitted from any Roth Accounts prior to January 1, 2007.

Section 21.3                      (a)           The minimum Participant Loan shall be $1,000 and the maximum Participant Loan (when added to the outstanding balance of all other loans to the Borrower from any qualified plan maintained by any Controlled Group Member) shall be limited to the lesser of (i) $50,000, less the excess, if any, of the Borrower’s highest outstanding loan balance in the past 12 months under all qualified plans maintained by the Controlled Group, over any other Participant Loan made and then outstanding under such plans, or (ii) 50% of the Borrower’s vested Savings Plan Account.  Participant Loans shall be made for a minimum repayment period of twelve months (six months, effective for Participant Loans made under the Savings Plan prior to January 1, 2003) with a maximum loan repayment period of 60 months (54 months, effective for Participant Loans made under the Savings Plan prior to January 1, 2003); provided, however, that a Home Loan may have a repayment period of no more than fifteen years.  The amount available for a Participant Loan shall be based upon the fair market value of the Borrower’s Account as of the valuation date immediately preceding the date the Participant Loan is taken; treating the amount of any Participant Loan that has not been repaid as an outstanding Participant Loan until that Participant Loan is actually distributed or withdrawn from the Plan, notwithstanding any prior deemed distribution for income tax purposes under applicable provisions of the Code.  A Borrower shall have only one Participant Loan outstanding at any given time; provided, however, that effective January 1, 2003, a Borrower may have no more than two Participant Loans outstanding at any given time, of which no more than one may be a Home Loan.

(b)           Payments under each loan shall provide for substantially level amortization of such loan over its term, except that:

(i)
Loan repayments may be suspended for up to one year with regard to a Participant who is on a bona fide leave of absence, either without pay from the Employer or at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required under the terms of the loan. If loan repayments are suspended for any period under the immediately preceding sentence, the loan (including interest that accrues during the leave of absence) must be repaid by the latest permissible term of the loan and the amount of the installments due after the leave ends must not be less than the amount required under the terms of the original loan.

(ii)
Notwithstanding the provisions of (i), if the Participant’s leave of absence is due to the Participant’s Military Service (whether or not Qualified Military Service), the period of the suspension may continue for the period of Military Service (even if such period is exceeds one year), provided that when the Participant returns from military service, (i) the loan repayments shall resume; (ii) the frequency and amount of each installment must not be less than the frequency and amount under the terms of the original loan, and the balance due shall be amortized in substantially level installments over a period that ends not later than the latest permissible term of the loan [as described in clause (iii)]; and (iii) the loan must be repaid in full (including interest) by the end of the period which equals the term of the original loan plus the period of the Military Service.

Section 21.4                      The interest rate on a Participant Loan shall be equal to the prime rate, as reported in the eastern edition of the Wall Street Journal, in effect as of the first business day of the calendar quarter (or for loans obtained on or after July 1, 2006, the first business day of the calendar month) in which the Participant Loan is taken plus one percentage point (1%). Once a Participant Loan is taken out, the interest rate on the Participant Loan is fixed for the balance of the repayment period.

Section 21.5                      To initiate a Participant Loan, the Borrower shall contact the Recordkeeper and shall indicate the term and amount of the Participant Loan to be taken.  If the amount and term of the requested Participant Loan meets the requirements of this Article 21, the Recordkeeper shall reduce the Borrower’s Account in accordance with Section 21.9 and shall send to the Borrower a check for the amount of the loan, a promissory note, a truth-in-lending statement and an amortization schedule.  The Borrower’s endorsement of the check shall be indicative of the Borrower’s consent to the terms and conditions of the Participant Loan.  Each Participant Loan shall be subject to applicable fees, which shall be deducted from the Borrower’s Account.

Section 21.6                      For active Participants, the first Participant Loan repayment will be deducted from the next available pay after the Participant Loan is taken out.  Subsequent repayments shall be made out of each succeeding pay until the Participant Loan is repaid.  If the active Participant’s pay cycle changes before the Participant Loan is repaid, the Participant Loan repayments will be recalculated to coincide with the new pay cycle.  Retired Participants and surviving Spouses shall make monthly Participant Loan repayments.

Section 21.7                      Upon Termination of Employment at a time when a Terminated Participant has an outstanding Participant Loan, the Terminated Participant may: (a) elect to make monthly loan payments until the Participant Loan is paid in full, (b) elect to pay off the remaining Participant Loan balance in full, or (c) elect to offset the remaining Participant Loan balance against the Participant’s Savings Plan Account in which case the offset shall be treated as a distribution to the Participant subject to any applicable taxes.

Section 21.8                      A Borrower may not make partial pre-payments on a Participant Loan and the repayment schedule selected at the time the Participant Loan is taken may not be reduced or extended.  However, a Borrower may repay the balance of the Participant Loan in full at any time.

Section 21.9                      Once a Participant Loan is taken, assets in the Borrower’s Account shall be transferred within the Borrower’s Account from one or more of the investment Funds to the Participant Loan fund.  Participant Loans shall be charged against the Borrower’s Account in the following order of priority:

(a)	the Borrower’s Before-Tax Contributions Account; then

(b)	the Borrower’s CSP Before-Tax Contributions Account; then

(c)	the Borrower’s Catch-up Contributions Account; then

(d)	the Borrower’s Post-2008 Match Contributions Account (but not prior to January 1, 2009); then

(e)	the Borrower’s Pre-2009 Match Contributions Account (called the “Employer Contribution Account prior to January 1, 2009); then

(f)	the Borrower’s CSP Employer Contributions Account; then

(g)	the Borrower’s PAYSOP Rollover Contributions Account; then

(h)	the Borrower’s CSW ESOP Account; then

(i)	the Borrower’s Rollover Contributions Account; then

(j)	the Borrower’s Retirement Plan Contributions Account; then

(k)	the Borrower’s After-Tax Contributions Account; then

(l)	the Borrower’s CSP After-Tax Contributions Account; then

(m)	the Borrower’s After-Tax Rollover Contributions Account; then

(n)	the Borrower’s Roth 401(k) Contributions Account (but not prior to January 1, 2007); then

(o)	the Borrower’s Roth 401(k) Catch-Up Contributions Account (but not prior to January 1, 2007); then

(p)	the Borrower’s Roth 401(k) Rollover Account (but not prior to January 1, 2007).

Borrowers will not be able to specify which Fund or Funds are to be used for the Participant Loan.  Instead, the Participant Loan shall be taken pro-rata from the Fund or Funds in the Borrower’s Account in accordance with the order of priority specified above.

Section 21.10                                Participant Loan repayments shall be credited to the Borrower’s Account in the same order in which the Participant Loan was charged to the Borrower’s Account. Except for Active Participants, Participant Loan repayments shall be invested in the Funds selected by the Borrowers. For Active Participants, the Participant Loan repayments shall be invested in the same Funds selected by the Active Participant for current Savings Plan contributions. All Borrowers may change their investment Fund elections at any time and Participant Loan repayments shall be invested accordingly.  Interest paid on a Participant Loan shall be recorded as Investment Income in the Fund or Funds to which the interest payments are credited.

Section 21.11                                A Participant Loan is deemed to be in “default” if a Borrower does not make a Participant Loan payment when the payment is due and the failure to make the payment is not corrected within 90 days.  Upon a default, if the Participant Loan was charged to the accounts listed in Section 21.9(d) through (m), the Participant Loan shall be canceled and treated as an in-service withdrawal to the extent then permitted by the Plan.  See, for example, Article 9.  The Borrower’s Account shall be reduced by the then outstanding Participant Loan balance that was canceled.  Upon default, to the extent the Participant Loan is then charged to the accounts listed in Section 21.9(a) through (c) and the Borrower has not attained age 59 ½ or has not terminated employment, the unpaid balance of the Participant Loan will not be canceled and the Borrower’s Account will not be reduced by the amount of the then unpaid Participant Loan to the extent such charge then applies to those Before-Tax Contributions Accounts, until the Borrower attains age 59 ½ or terminates employment.  Notwithstanding the foregoing, applicable Treasury regulations may provide that at the time of default, the Borrower shall be treated as receiving a “deemed” distribution from the Savings Plan that shall be reported as a taxable distribution to the Borrower.

Section 21.12                                Notwithstanding any other provision of this Plan to the contrary, any Participant Loan made under the CSW Savings Plan on or before December 31, 2002, shall be administered in accordance with the terms of such loan.

ARTICLE 22.  EMPLOYEE STOCK OWNERSHIP PLAN

Section 22.1                      Purpose:  The AEP Stock Fund shall be considered and designated as an employee stock ownership plan (or “ESOP Component” as defined in Article 2).  The purpose of the ESOP Component is to allocate to Participants and their Beneficiaries an ownership interest in AEP through distribution of AEP Stock (or the fair market value of AEP Stock) following a Participant’s termination of service.  Neither AEP, its subsidiaries nor any of their respective officers, directors, Employees, and shareholders, nor any fiduciary of the Plan shall have any responsibility for the value of any stock or other securities of AEP allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder.  It is understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such person or entities. The AEP Stock Fund shall not be deleted from the Savings Plan or otherwise modified, unless the ESOP Component provisions of the Plan are accordingly revised.

Section 22.2                      Investment in AEP Stock:  A principal purpose of the ESOP Component is to provide for Employees to acquire Employer Securities.  The ESOP Component shall be invested exclusively in Employer Securities, except for cash or cash equivalent investments necessary to facilitate Participant-directed transfers into and out of the Employer Stock Fund.  Purchases of Employer Securities may be made in the open market or, to the extent permitted by law, by purchases directly from AEP or from shareholders of AEP.

Section 22.3                      Dividends on Employer Securities:  Dividends paid by the Company with respect to shares of Employer Securities held by the ESOP Component shall be (i) paid to the ESOP Component, and (ii) at the election of each Participant, Alternate Payee or Beneficiary in the ESOP Component, either (a) distributed in cash to the accountholder no later than ninety (90) days after the close of the Plan Year in which such dividends are paid, or (b) reinvested for such Account in Employer Securities.

Section 22.4                      Voting  Each Participant shall have the right and shall be afforded the opportunity, in accordance with procedures adopted by AEP (including the appointment of an agent to solicit and/or tabulate such instructions), to instruct the Trustee how to vote at any meeting of the shareholders of AEP the number of shares of AEP stock credited to such Participant in the AEP Stock Fund.  The Company shall cause each Participant to be provided with a copy of a notice of each such meeting of shareholders and all applicable proxy material, together with an appropriate form for the Participant to indicate the Participant's voting instructions.  Any AEP Stock for which the Trustee receives no such instructions shall be voted by the Trustee in the same proportions as the AEP Stock for which instructions were received.

APPENDIX A
RETIREMENT PLAN CONTRIBUTIONS

Paragraph 1                      This Appendix A describes the status of, and contains rules relating to, a Participant's Retirement Plan Contributions which were paid to the Trustee.  The Retirement Plan provides that a Participant who made employee contributions under the Retirement Plan could elect to have the Trustee of the Retirement Plan pay directly to the Trustee of the Savings Plan on or about October 1, 1981 (i) the Participant's Accumulated Contributions or (ii) only the Participant's Credited Interest.

Paragraph 2                      For purposes of this Appendix A and, if applicable, any other applicable provisions of the Savings Plan:

(a)	“Accumulated Contributions” means, in the case of any Participant, the sum of (i) the Participant's Original Contributions plus (ii) the Participant's Credited Interest;

(b)	“Original Contributions” means all amounts contributed by a Participant under the Retirement Plan;

(c)	“Credited Interest” means all interest credited under the Retirement Plan on a Participant's Original Contributions; and

(d)	“Retirement Plan Contributions” means, as the context may require, (i) a Participant's Accumulated Contributions or (ii) only a Participant's Credited Interest.

Paragraph 3                      All Retirement Plan Contributions paid to the Trustee with respect to a Participant shall be credited to the Participant's Retirement Plan Contributions Account.  In the case of a Participant who elected to have the Participant's Accumulated Contributions paid to the Trustee, for all purposes of the Savings Plan the Participant's Retirement Plan Contributions Account shall reflect (i) the Participant's Original Contributions as Employee Contributions and (ii) the Participant's Credited Interest as Investment Income.  In the case of a Participant who elected to have only the Participant's Credited Interest paid to the Trustee, for all purposes of the Savings Plan the Participant's Retirement Plan Contributions Account shall reflect (i) zero as Employee Contributions and (ii) the Participant's Credited Interest as Investment Income.

Paragraph 4                      Retirement Plan Contributions shall be invested by the Trustee in such Fund or Funds as the Participant may designate, in such form and manner as may be prescribed by the Company.

Paragraph 5                      The following special rule shall apply to a Participant's Retirement Plan Contributions:  For purposes of Section 9.4, only the Participant's Original Contributions (if any) shall be considered to be Retirement Plan Contributions.

American Electric Power Service Corporation has caused this amendment and restatement of the American Electric Power System Retirement Savings Plan to be signed as of this ___ day of December, 2009.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By   /s/  Genevieve A. Tuchow
       Genevieve A. Tuchow, Vice President – Human Resources